UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2 )

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

SGB International Holdings Inc.
(Exact name of registrant as specified in its charter)

British Columbia	000-53490	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 25 Jia He Road, Xinjing Centre, Unit C2606
Siming District, Xiamen City, Fujian  Province
PRC China 361000
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  +86-13611930299
Registrant’s fax number, including area code:  +86-05972265123

Former Address:
909 – 6081 No. 3 Road, Richmond, British Columbia, Canada V6Y 2B2
(Former name or former address, if changed since last report)

Copies of correspondence to:

Clark Wilson LLP
800 – 885 West Georgia Street
Vancouver, B.C. V6C 3H1
Tel: (604) 687-5700
Fax: (604)687-6314
Attn:  L.K. Larry Yen, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Explanatory Note	3

Foreign Private Issuer Status	3

Note To United States Investors Concerning Estimates Of Measured, Indicated And Inferred Resources	3

Cautionary Statement concerning Forward-Looking Information	4

Item 2.01 Completion of Acquisition or Disposition of Assets	5

Form 10 Information	6

Item 3.02 Unregistered Sales of Equity Securities.	61

Item 5.01 Changes in Control of Registrant	61

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	62

Item. 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year	62

Item 5.06 Changes in Shell Company Status	62

Item 9.01 Financial Statements and Exhibits	62

Explanatory Note

This amendment no. 2 to the current report on Form 8-K/A is being filed to incorporate changes to the current report on Form 8-K (the “Form 8-K”) filed by us on the Company on May 12, 2011 in response comments received from the Securities and Exchange Commission (the “SEC”) as a result of the SEC’s review of the Form 8-K. Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the original filing of the Form 8-K, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this report. This amendment should be read in conjunction with our filings made with the SEC subsequent to the filing of the Form 8-K, including any amendments to those filings.

Foreign Private Issuer Status

We are a foreign private issuer as defined under Rule 3b-4 promulgated under the Securities Exchange Act of 1934, but voluntarily file our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. As a result, we are including the “Form 10 information” as defined under Rule 144 promulgated under the Securities Act of 1933 in this current report on Form 8-K.

We have elected to voluntarily file our annual, quarterly, and current reports on U.S. domestic forms because we have used such forms ever since we began filing the reports under the Securities Exchange Act of 1934. Going forward, we intend to continue to comply with our reporting requirements under Section 13 of the Securities Exchange Act of 1934 using the Forms 10-K, 10-Q, and 8-K.

As a foreign private issuer, we are not required to use the U.S. domestic forms to comply with our reporting requirements under Section 13 of the Securities Exchange Act of 1934. Instead, we can file an annual report on Form 20-F each year with the Securities and Exchange Commission and file our interim financial statements and management’s discussion and analysis and reports about material changes to our company, in the forms required by Canadian securities legislation, with the Securities and Exchange Commission on Form 6-K.

Note To United States Investors Concerning Estimates Of Measured, Indicated And Inferred Resources

This report uses the terms “measured,” “indicated” and “inferred” resources. United States investors are advised that, while such terms are recognized and required by Canadian securities laws, the United States Securities and Exchange Commission (the “SEC”) does not recognize them. Under current United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the “inferred resources” will ever be upgraded to a higher category. Therefore, United States investors are also cautioned not to assume that all or any part of the inferred resources exist, or that they can be mined legally or economically.

Accordingly, information concerning descriptions of mineralization and resources contained in this report may not be comparable to information made public by United States companies subject to the reporting and disclosure requirements of the SEC. National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all reserve and resource estimates contained in this report have been prepared in accordance with NI 43-101. These standards differ significantly from the requirements of the SEC, and reserve and resource information contained herein may not be comparable to similar information disclosed by U.S. companies.

Cautionary Statement concerning Forward-Looking Information

This report contains forward-looking statements. Forward-looking statements are statements that relate to future events or future financial performance. In some cases, you can identify forward-looking statements by the use of terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements speak only as of the date of this report. Examples of forward-looking statements made in this annual report include statements pertaining to, among other things:

  our future development programs and results;
  our future capital expenditures;
  our future investments in and acquisitions of mineral properties;
  our financial and operating performance;
  the estimation of mineral reserves and the realization of mineral reserve estimates;
  operating expenditures;
  governmental regulation of mining operations; and
  our need for, and our ability to raise, capital.

The material assumptions supporting these forward-looking statements include, among other things:

  our ability to obtain any necessary financing on acceptable terms, if and when needed;
  timing and amount of capital expenditures;
  our ability to obtain necessary drilling and related equipments in a timely and cost-effective manner to carry out operating activities;
  retention of skilled personnel;
  the timely receipt of required regulatory approvals;
  continuation of current tax and regulatory regime;
  current exchange rate and interest rates; and
  general economic and financial market conditions.

Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

These forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

  risks and uncertainties relating to the interpretation of sampling results, the geology, grade and continuity of mineral deposits;
  statements respecting anticipated business activities;
  planned expenditures;
  corporate strategies;
  proposed acquisitions and dispositions of assets;

  anticipated capital expenditures;
  future production;
  expected mine life;
  future exploration and expenditures on our company’s properties;
  estimates of future Chinese demand for coal;
  risks and uncertainties that results of initial sampling and mapping will not be consistent with our expectations;
  mining and development risks, including risks related to accidents, equipment breakdowns, labor disputes or other unanticipated difficulties with or interruptions in production;
  the potential for delays in exploration, development, or production activities;
  risks related to the inherent uncertainty of cost estimates and the potential for unexpected costs and expenses;
  risks related to commodity price fluctuations;
  risks related to failure to obtain adequate financing on a timely basis and on acceptable terms for our operations;
  risks related to environmental regulation and liability;
  risks that the amounts reserved or allocated for environmental compliance, reclamation, post-closure control measures, monitoring and on-going maintenance may not be sufficient to cover such costs;
  risks related to tax assessments;
  political and regulatory risks associated with mining development and exploration; and
  the risks in the section entitled “Risk Factors”.

These risks, as well as risks that we cannot currently anticipate, could cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock. “RMB” or “Renminbi” refers to the legal currency of China and “$” or “US$” refers to the legal currency of the United States. “China” or “PRC” refers to the People’s Republic of China.

As used in this report, the terms “we”, “us”, and “ our” refer to SGB International Holdings Inc. and its newly acquired subsidiaries, Dragon International Resources Group Co., Limited, a Hong Kong corporation, and Yongding Shangzhai Coal Mine Co., Ltd., a People’s Republic of China corporation, unless the context clear indicates otherwise. As used in this report, the terms “Dragon International” and “Yongding Shangzhai” refer to Dragon International Resources Group Co., Limited and Yongding Shangzhai Coal Mine Co., Ltd., respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 11, 2011, we acquired Dragon International Resources Group Co., Limited, a Hong Kong corporation, pursuant to a share exchange agreement dated April 12, 2011 made by and between SGB International Holdings Inc., a British Columbia corporation, Dragon International, the shareholders of Dragon International, and Yongding Shangzhai Coal Mine Co., Ltd., a People’s Republic of China corporation and wholly-owned subsidiary of Dragon International.

Yongding Shangzhai, which became our operating company, is a company engaged in coal production and sales by exploring, developing, and mining coal properties. Yongding Shangzhai owns and operates a coal mine, located at Shangzhai Village, Yongding County, Longyan City of Fujian Province, People’s Republic of China.

Pursuant to the terms of the share exchange agreement, we acquired all of the outstanding capital stock and ownership interests of Dragon International Resources Group Co., Limited from its shareholders in exchange for an aggregate of 220,522,000 common shares of our company.

Form 10 Information

Business

Corporate History

We were incorporated in the province of British Columbia, Canada under the name “Slocan Valley Minerals Ltd.” on November 6, 1997 with an authorized share capital of 10,000,000 common shares without par value. Following our incorporation we were not actively engaged in any business activities. On June 1, 2004 we increased our authorized share capital from 10,000,000 common shares without par value to an unlimited number of common shares without par value. On June 11, 2004 we changed our name to “Orca International Language Schools Inc.”

Effective March 3, 2009, we changed our name from “Orca International Language Schools Inc.” to “SGB International Holdings Inc.” and we created a new class of preferred shares. As a result, our authorized capital consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. We have not issued any preferred shares. Effective March 4, 2009, we effected a 4.5 for one forward split of our issued and outstanding common shares.

Our goal originally was to provide management services to schools in the international education industry based on the principles of: improving their administrative, operational, marketing, sales and human resources functions; building links with other schools worldwide to foster student exchange; and repositioning the schools to concentrate their curriculum on preparing students for one of the three major English proficiency tests. We have been searching for a school as the initial client but we have not been successful in finding any such school. Since we have incurred losses since November 6, 1997, in March 2009, our board of directors has decided to explore the possibility of adopting a different business plan to protect our shareholders’ value.

Prior to the date of our reverse acquisition, discussed below, we were considered as a “shell company” under the Rule 405 promulgated under the Securities Act of 1933 and Rule 12b-2 promulgated under the Securities Exchange Act of 1934 because we had nominal operations and nominal assets.

As described above, on April 12, 2011, we entered into the share exchange agreement with Dragon International Resources Group Co., Limited, its shareholders and Yongding Shangzhai Coal Mine Co., Ltd. and as a result of the closing of this agreement on May 11, 2011, we adopted the business of Yongding Shangzhai Coal Mine Co., Ltd. and abandoned our prior business.

Reverse Acquisition of Dragon International Resources Group Co., Limited

On May 11, 2011, we completed a reverse acquisition transaction with the shareholders of Dragon International Resources Group Co., Limited pursuant to which we acquired 100% of the issued and outstanding capital stock of Dragon International Resources Group Co. in exchange for an aggregate of 220,522,000 common shares of our company, which constituted 90% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the reverse acquisition.

Dragon International was incorporated in the Hong Kong on October 5, 2010, and is a holding company for Yongding Shangzhai. Yongding Shangzhai was incorporated in the People’s Republic of China on August 4, 2005.

There was no material relationship that existed between our company, our former principal shareholders, and the shareholders of Dragon International prior to the time of the reverse acquisition other than in respect of the reverse acquisition. No third parties played a material role in arranging or facilitating the transactions and no third parties received benefits from arranging or facilitating the transaction between our company and the former shareholders of Dragon International.

Because we did not have any active business operations prior to the reverse take over of Dragon International and were considered a “shell company”, our previous management, including Mr. Xin Li, actively pursued opportunities for us to acquire an operating business to enhance shareholders value. Mr. Li met representatives of Yongding Shangzhai Coal Mine Co., Ltd. in a business meeting and learned that Yongding Shangzhai is contemplating going public in North America through its holding company in Hong Kong, Dragon International. The parties started negotiating the terms of the transaction and subsequently agreed to terms of the share exchange agreement entered into between our company and shareholders of Dragon International. Other than Mr. Li and principals of Dragon International, no third parties played a material role in arranging or facilitating the transactions. Mr. Li is considered a promoter of our company and he did not receive anything of value from our company for these transactions.

Also on May 11, 2011, Stuart Wooldridge, our former Secretary and director, resigned as a director and officer of our company; and Xin Li resigned as the President and Chief Financial Officer of our company. On May 11, 2011, our board of directors appointed Longwen Lin and Peifeng Huang as directors of our company. The directors’ appointments became effective upon the closing of the reverse acquisition on May 11, 2011 and our current board of directors consists of Longwen Lin, Xin Li and Peifeng Huang. In addition, on May 11, our board of directors appointed Longwen Lin to serve as our Chairperson and President and Thomas Tze Khern Yeo to serve as our Chief Financial Officer and Corporate Secretary, effective at the closing of the reverse acquisition of Dragon International Resources Group Co., Limited.

Our current directors and executive officers are as follows:

Longwen Lin	Chairperson, President and Director

Xin Li	Chief Executive Officer and Director

Peifeng Huang	Director

Thomas Tze Khern Yeo	Chief Financial Officer and Corporate Secretary

As a result of the reverse acquisition, we have assumed the business and operations of Yongding Shangzhai Coal Mine Co., Ltd., a wholly-owned subsidiary of Dragon International Resources Group Co., Limited. Yongding Shangzhai Coal Mine Co., Ltd. is a company engaged in coal production and sales by exploring, developing and mining coal properties. Yongding Shangzhai Coal Mine Co., Ltd. owns and operates a coal mine, located at Shangzhai Village, Yongding County, Longyan City of Fujian Province, People’s Republic of China, which has coal reserves of an estimated 1,354,000 t as of December 31, 2009, including 416,000 t proven coal reserve, and 938,000 t probable coal reserve. Because most of the annual production of 150,000 t in year 2010 was produced outside of the 5.7 km2 area covered by our mining permit (permit number: 3500000620055), the remaining coal reserve as of December 31, 2010 remained at approximately 1,354,000 t. Because the scope of Wardrop’s work on the NI-43-101 technical report covered 5.7 km2 area of the mining permit numbered 3500000620055, which provides for an annual production rate of 90,000 t/a and is in good standing until April 2016, but Wardrop noted that Yongding Shangzhai production was over 200,000 t in year 2009 and about 150,000 t in year 2010, and that portions of Yongding Shangzhai’s mine development were situated outside the boundaries of the 5.7 km2 mining permit, accordingly, it was Wardrop’s opinion that Shangzhai should renew the mining permit as soon as possible to verify the legality and safety of the mine. As of May 13, 2011, Shangzhai has obtained another mining permit (C3500002011051120112047) for an area of 6.8 km2 that is adjacent to (and with a small overlapping area with) the 5.7km 2 area covered by its existing mining permit, which also allows it to mine at different mining levels. With respect to the estimated 1,354,000 t reserves in the valid 5.7 km2 mining area, Shangzhai has confirmed that about 70% coal reserves have been assigned to the current mine shaft and mining equipment, while the rest 30% coal reserves will require sustaining capital for coal production.

The run of mine coal from underground are sold without further processing. The major application of the coal is used as solid fuel to produce heat and electricity. The coal product has a typical calorific value of around 7,000 kcal/kg, as received. The total sulfur contained in the product is typically about 0.6%, dry basis. The total moisture in the coal product is about 4.4%.

For accounting purposes, the reverse acquisition of Dragon International was treated as a recapitalization, with Dragon International as the acquirer and SGB International Holdings Inc. as the acquired party.

The financial statements included with this current report include the accounts of Dragon International and Yongding Shangzhai.

Corporate Structure

As a result of the consummation of the transactions contemplated under the share exchange agreement,:

  Dragon International Resources Group Co., Limited became our wholly-owned subsidiary and Yongding Shangzhai Coal Mine Co., Ltd., the wholly-owned subsidiary of Dragon International Resources Group Co., became our wholly-owned subsidiary;

  We issued an aggregate of 220,522,000 common shares of our company, representing approximately 90% of our issued and outstanding common shares on a fully diluted basis, in exchange for all of outstanding capital stock of Dragon International.

The organization and ownership structure of our company subsequent to the consummation of the reverse acquisition as summarized in the paragraphs above is as follows:

This transaction was closed on May 11, 2011.

The Yongding Shangzhai Coal Mine Co., Ltd is a wholly foreign-owned subsidiary (“WFOE”) of Dragon International. A WFOE is a limited liability company operating in China that is wholly owned by the foreign investor (Dragon International in our case). Dragon International was incorporated on October 5, 2010 in Hong Kong to acquire all of the equity interest in Yongding Shangzhai Coal Mine Co., Ltd. from its previous owners, Mr. Chuanzhen Lin, Mr. Wensi Lin, and Mr. Qingdong Shi, and to change the status of Yongding Shangzhai into a WFOE. Dragon International was also created to facilitate the share exchange between SGB International Holdings, Inc. and the shareholders of Dragon International as Chinese laws do not allow SGB International Holdings, Inc. to effect share exchanges directly with any owners of Yongding Shangzhai.

On November 1, 2010, Dragon International entered into a share transfer agreement with Mr. Chuanzhen Lin, Mr. Wensi Lin, and Mr. Qingdong Shi, under which Dragon International acquired all of the outstanding equity shares of Yongding Shangzhai. On February 21, 2011, Yongding Shangzhai received its new business license and became a WFOE under the People’s Republic of China (“PRC”) laws. Mr. Longwen Lin, a key management member of Yongding Shangzhai, subsequently acquired 90% of the Dragon International. At that time, Mr. Longwen Lin did not have other relationship with Dragon International, Yongding Shangzhai or these entities’ shareholders in connection with the reverse merger. Mr. Peifeng Huang was also a key management member of Yongding Shangzhai before its acquisition by Dragon International, but he did not have other relationship with Dragon International, Yongding Shangzhai or these entities’ shareholders in connection with the reverse merger. Mr. Thomas Tze Khern Yeo did not have other relationship with Dragon International, Yongding Shangzhai or these entities’ shareholders in connection with the reverse merger.

We anticipate that we will rely principally on dividends from our PRC subsidiary, Yongding Shangzhai, for our cash requirements outside of PRC, including servicing any debt we may incur outside of PRC and obtaining the funds necessary to pay dividends and other cash distributions to our shareholders and pay our operating expenses outside of PRC.

Under the PRC law, as a WFOE, the PRC subsidiary, Yongding Shangzhai, may pay dividends only out of its accumulated retained earnings determined in accordance with the PRC accounting standards and regulations and tax laws, which will subject to a withholding tax of 10%. Pursuant to a special arrangement between Hong Kong and the PRC government, known as the Arrangement between the Mainland and Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion, effective August 21, 2006 (the “Arrangement”), Dragon International may qualify for a lower rate of 5% for any dividends remitted from Yongding Shangzhai in Mainland China to Dragon International in Hong Kong. In October 2009, the State Administration of Taxation of China, or the SAT, further issued the Circular on How to Interpret and Recognize the “Beneficial Owner” in Tax Agreements, or Circular 601. According to Circular 601, non-resident enterprises that cannot provide valid supporting documents as “beneficial owners” may not be approved to enjoy the preferential tax rate under the Arrangement. “Beneficial owners” are individuals, enterprises or other organizations that are normally engaged in substantive operations. These rules also set forth certain adverse factors to the recognition of a “beneficial owner.” Specifically, they expressly exclude a “conduit company,” or any company established for the purposes of avoiding or reducing tax obligations or transferring or accumulating profits and not engaged in actual operations such as manufacturing, sales or management, from being a “beneficial owner.” As a result, although Yongding Shangzhai is a wholly owned subsidiary of Dragon International, Dragon International may not be able to enjoy the preferential withholding tax rate under the Arrangement and therefore be subject to withholding tax at a rate of 10% with respect to dividends to be paid by Yongding Shangzhai.

In accordance to the Article 167 of the PRC Company Law, the PRC subsidiary, Yongding Shangzhai, is required to set aside at least 10% of its after-tax profit based on PRC accounting standards to its statutory surplus reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital. These reserves are not distributable as cash dividends. The board of directors of a WFOE has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds. After the allocation of relevant welfare and funds, the equity owners can distribute the remaining net after-tax profits after deducting the accumulated losses in the previous fiscal year. According to the PRC Company Law , companies may subject to a fine up to RMB5,000 for non-compliance with the above rules.

The registered capital of Yongding Shangzhai is RMB1 million and Yongding Shangzhai has already set aside 10% of its after-tax profit and has already reached the minimum 50% of its respective registered capital requirement in 2009. As a result, it is no longer required to allocate the after-tax profit to the statutory surplus reserve fund.

After paying the withholding taxes applicable to Yongding Shangzhai, making appropriations for its statutory reserve funds and retaining any profits from accumulated profits, the remaining net profits of Yongding Shangzhai would be available for distribution to its sole shareholder, Dragon International, our wholly owned subsidiary in Hong Kong, and from Dragon International to us. Dragon International is subject to the uniform tax rate of 16.5% in Hong Kong. Under the Hong Kong tax laws, Dragon International is exempted from the Hong Kong income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

Our Business

As a result of the reverse acquisition, we are mainly engaged in coal production in the province of Fujian in the People’s Republic of China. Through our wholly owned subsidiary, Yongding Shangzhai Coal Mine Co., Ltd., we manage and operate the Shangzhai coal mine, which is located at Yongding County, Fujian Province, People’s Republic of China. The Shangzhai coal mine currently sells unprocessed coal.

The Shangzhai Coal Mine

We own 100% equity interest in the Yongding Shangzhai coal property, located at Yongding County, Fujian Province, People’s Republic of China, about 30 km south of the nearest major town, Longyan City, and about 130 km northwest of Xiamen, a major coastal port for Fujian Province. The nearest village, Shangzhai, is about 1.5 km away. The road between this property and Shangzhai village is paved. Provincial Highway 203 passes through the village and is in turn connected to a recently constructed freeway. The nearest rail access is about 15 km away at Canton City.

The Shangzhai coal property is comprised of a mining license about 5.7 km2 in area. Currently, we are producing about 150,000 t of coal annually from eight coal seams in two underground operating areas. We applied for a new mining permit to expand our mining area to 7.5 km2 in order to increase the amount of coal mined. As of May 13, 2011, we obtained another mining permit (C3500002011051120112047) for an area of 6.8 km2 that is adjacent to (and with a small overlapping area with) the 5.7km 2 area covered by our existing mining permit, which also allows us to mine at different mining levels.

The climate in this part of China is semi-tropical. The climate along the coastal area of the province is semi-tropical (hot in the summer, and cool in winter). Mean temperatures range from about 84°F (29°C) in July to about 52°F (11°C) in January. There are three seasons: November through February is the cool season, March through May, the warm season; and June through October, the hot season. The growing period lasts throughout the year; likewise, mining operations are possible on a year-round basis.

The Shangzhai coal property has sufficient surface rights for current and anticipated mining operations, as well as sufficient power, water, and personnel. The surface rights relate to the rights relating to the mining facilities on the surface. These surface rights are distinct from the rights conveyed in our existing mining license, which allow us to mine for coals underground. The mine is connected to the state power grid and a river flows through the Shangzhai coal property. This region of Fujian has numerous coal mining operations and a large skilled workforce.

History of Exploration and Development

The earliest documented exploration in the area dates from 1950 to 1960 when Fujian Province Coal Exploration Team 121 carried out regional exploration for coal. Exploration on the Shangzhai coal property itself began in 1989 by the same exploration team as part of a regional evaluation that was carried out until 1994. Part of this exploration consisted of driving adits so that production began at almost the same time that exploration was initiated.

Over the period of 1989 to 2003, this team excavated an unknown number of trenches and underground development, as well as drilled 26 core holes. In 2000, with increasing concern about mine safety, the government rescinded the mining licence that was issued to the initial operator whose operational procedures were sub-standard. Details pertaining to the amount of exploration, development, and extraction by the previous owner are not known.

Yongding Shangzhai incorporated and obtained the business licence on August 4, 2005 and first mining license was obtained in April of 2006, approximately 2.7 km2 in area and with an annual permitted production rate of 60,000 t, and have been in operation ever since. In 2005, the license area was expanded to its present size of approximately 5.7 km2 with an annual permitted mining rate of 90,000 t. Having rights to legally extract stated amount of coal does not guarantee reserves or the amount that may be economically extracted. We have not conducted any drilling or conducted any other exploration on the property that is subject to the existing mining permit.

Geology

The Shangzhai coal property contains eight coal seams of Permian age that are mined commercially within a mining licence that measures about 5.7 km2 in area. The eight commercial seams (numbered 3, 5, 7, 9, 23, 24, 28 Upper and 28), are among about 24 seams that occur within the Permian age Tongziyan Formation. The strata have been deformed by low-angle thrusting and folding. This deformation has resulted in the division of the mining areas into northern and southern sectors separated by a zone in which structural deformation has removed or truncated the coal-bearing strata.

Annual Production

The following table shows the annual sale and production volume from our Shangzhai coal mine and the average sale price before tax per ton for our coal for the last three years.

Year	Annual Sale and Production Volume (t)	Average Sale Price Before Tax Per Ton (US$)
2008	57,406	42
2009	238,517	51
2010	156,303	73

The following table shows the annual production volume for the last three fiscal years was produced from the area covered by our mining permit numbered 3500000620055 and from the area covered by our new mining permit numbered C3500002011051120112047:

Year	Annual Sale and Production Volume from area covered by the existing mining permit 3500000620055 (t)	Annual Sale and Production Volume from area covered by the new mining permit C3500002011051120112047 (t)
2008	57,406	Nil
2009	116,850.2	121,667
2010	23,316	132,986

Coal Reserve

We retained Wardrop Engineering Inc., an independent firm, to prepare a technical report in compliance with National Instrument 43-101 on the Shangzhai coal property. The information that follows relating to the Shangzhai coal mine is derived, for the most part, from, and in some instances is an extract from, the technical report dated May 10, 2011, authored by Greg Mosher, P.Geo, Wenchang Ni, P.Eng., and Doug Ramsey, P.Eng. of Wardrop Engineering Inc. in respect of the Shangzhai coal property. At the time of the preparation of the technical report, these authors were independent of our company and were a “qualified persons”, as that term is defined in National Instrument 43-101.

Portions of the following information are based on assumptions, qualifications and procedures which are not fully described herein. Reference should be made to the full text of the technical report on the Shangzhai coal property which has been filed with certain Canadian securities regulatory authorities pursuant to National Instrument 43-101 and is available for review at www.sedar.com.

The Shangzhai coal mine’s coal reserves as reported by Wardrop Engineering Inc. presented here comply with National Instrument 43-101 Standards of Disclosure for Mineral Projects. The information we have provided in this Form 8-K is presented in accordance with the requirements of Industry Guide 7. However , information concerning the resources estimates contained in this report may not be comparable to information made public by United States companies subject to the reporting and disclosure requirements of the SEC, specifically the SEC’s Industry Guide 7. National Instrument 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all reserve estimates contained in this report have been prepared in accordance with National Instrument 43-101. These standards differ significantly from the requirements of the SEC, and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies.

Based on the report of Wardrop Engineering Inc. dated May 10, 2011, the total remaining coal reserve at the end of 2009 was 1,354,000 t, including 416,000 t of proven coal reserve, and 938,000 t of probable coal reserve. Modified factors mainly include a 25% coal pillar loss rate, 85% panel recovery rate, and 5% dilution rate. Because most of the annual production of 150,000 t in year 2010 was produced outside of the 5.7 km2 area covered by our valid mining permit (permit number: 3500000620055), the coal reserve estimate as of December 31, 2010 remained at approximately 1,354,000 t. Because the scope of Wardrop’s work on the NI-43-101 technical report covered 5.7 km2 area of the mining permit numbered 3500000620055, which provides for an annual production rate of 90,000 t/a and is in good standing until April 2016, but Wardrop noted that Yongding Shangzhai production was over 200,000 t in year 2009 and about 150,000 t in year 2010, and that portions of Yongding Shangzhai’s mine development were situated outside the boundaries of the 5.7 km2 mining permit, accordingly, it was Wardrop’s opinion that Shangzhai should renew the mining permit as soon as possible to verify the legality and safety of the mine. As of May 13, 2011, Shangzhai has obtained another mining permit (C3500002011051120112047) for an area of 6.8 km2 that is adjacent to (and with a small overlapping area with) the 5.7km 2 area covered by its existing mining permit, which also allows it to mine at different mining levels. As of May 13, 2011, Shangzhai has obtained another mining permit (C3500002011051120112047) for an area of 6.8 km2 that is adjacent to (and with a small overlapping area with) the 5.7km2 area covered by its existing mining permit, which also allows it to mine at different mining levels.

Summary of Underground Coal Reserves as of December 31, 2010

Classified Coal Reserves (t)		Total Coal Reserves (t)
Proven	Probable
416,000	938,000	1,354,000

Our Mining Operations

The Shangzhai coal property is comprised of Mining Licence No. 3500000620055, is 5.7 km2 in area and is held in the name of Yongding Shangzhai Coal Mine Co., Ltd. This licence includes an earlier, smaller licence that is approximately 2.7 km2 in area. The licence was issued in April 2006 and remains in good standing until April 2016. As of May 13, 2011, we have obtained another mining permit (C3500002011051120112047) for an area of 6.8 km2 that is adjacent to (and with a small overlapping area with) the 5.7km 2 area covered by our existing mining permit, which also allows us to mine at different mining levels.

The Shangzhai coal mine located in the Shangzhai coal property is a typical multi-seam coal mine with decline shaft access that employs longwall mining with a low degree of mechanization. The Shangzhai coal mine operates on the eight thin coal seams. The thicknesses of coal seams seldom exceeds 1 m.

The mine exploits eight coal seams that do not outcrop on the Shangzhai coal property but are of regional extent; therefore the coal resource is more extensive than the Shangzhai coal property. The Shangzhai coal property does, however, contain all mine development and storage as well as all related infrastructure, including explosives storage and an electrical substation.

The main facilities at the Shangzhai coal mine include the north main shaft, the south main shaft, the north auxiliary shaft with two axial fans, the south auxiliary shaft, and the south vent shaft with two axial fans. Other ancillary facilities include an air compressor room, four ground surface winch rooms, two coal storage sheds, one old coal gangue storage area, one new coal gangue storage area, two mining water sedimentation tanks, office buildings, dormitories, kitchens, and canteens, etc.

The Shangzhai coal mine has two operation areas – North and South – divided by the F12 fault. Both the North and South areas have independent ventilation and hoisting systems. The main decline shafts are equipped with winches to pull and lower mine cars on tracks between each production level to surface. Production levels, which generally have 40 m vertical interval, are grouped in a system with respect to the decline.

We utilize a central methane monitoring and controlling system. The mine dispatcher can continuously monitor the methane level of major underground working places and, in the event of unsafe methane levels, appropriate action can be taken immediately.

Since 2007, the Shangzhai coal mine production capacity has been progressively increased from approximately 50,000 t/a to 240,000 t/a , with the exception of a decrease in 2010 to 156,000 t/a due to temporary suspension of our mine operations for expansion work. Most of the coal was produced from the South area, since mine development was not finished in the North area. However, we performed a lot of mine development in the North area, which is not subject to the existing mining permit, and prepared more than enough working places for extending the permitted production capacity.

Although the mine produced more than 150,000 t of coal in 2010 and 2009, this production capacity may not be sustainable because portions of the mine development are situated outside the boundaries of the valid mining permit. According to Wardrop Engineering Inc., the Shangzhai coal mine should have a production capacity of only 90,000 t/a under the current valid mining permit. Government authorities may order the Shangzhai coal mine to be closed or limited at any time, since the area of active mining currently exceeds the scope of the mining permit. However, our management believes that this risk has been minimized since as of May 13, 2011, we have obtained another mining permit (C3500002011051120112047) for an area of 6.8 km2 that is adjacent to (and with a small overlapping area with) the 5.7km 2 area covered by our existing mining permit, which also allows us to mine at different mining levels. We initially applied for a mining permit covering an area of 7.5 km2, including area covered by our past active mining operations. The new mining permit issued to us covers an area of 6.8 km2, which is the 7.5 km2 area we applied for less the area exhausted by our past mining activities. After receiving this new mining permit, we intend to conduct our mining operations only within the areas covered by our valid mining permits.

Our annual permitted mine production rate increased gradually since 2006 from 60,000 t/a to the current 90,000 t/a with full support of the local mining authorities. At the annual permitted mine production rate of 90,000 t/a, our mine operation is consider larger than the local artisan mining operations, which are target of government enforcement. As we expanded of our actual mine production beyond the 90,000 t/a, our mine production infrastructure has also been steadily developed to support the excess production. It is our management’s view that our current mine development can support an annual production of 300,000 t/a. Our management’s view of our production capability being 300,000 t/a is based on the facts that when we expanded our mining operation through the years, we have developed our mine production infrastructure with a goal of exceeding 300,000 t/a and also that we were able to produce 238,517 t and 156,303 t of coal for years 2009 and 2010 respectively. Our management is also of the view that this annual production capability of 300,000 t/a is based on mining operations only in the areas covered by your currently valid mining permits. Accordingly, we are confident that we will be able to secure future increase to our permitted rate of production from the authorities and the likelihood of the authorities shutting down our mine for non-compliance is relatively small. In May of 2011, we also obtained a new mining permit (C3500002011051120112047) for an area of 6.8 km2 that is adjacent to (and with a small overlapping area with) the 5.7km2 area covered by its existing mining permit, which also allows it to mine at different mining levels. This new mining permit also allows us to produce at an annual production rate of 90,000 t/a from the area covered by this ming permit. Accordingly, we are currently able to produce 90,000 t/a from each of the areas covered by our two mining permits. Should the authorities indicate to us that strict compliance with permitted mine production rate is required, we intend to limit our mine production to 90,000 t/a from each of the areas covered by our two mining permits until such time when our annual permitted mine production rate is increased.

The unit operation cost in 2009 was US$32.40/t and in 2010 was US$40.77/t (January to August), which includes general and administrative costs. Labour costs occupy 41 to 48% of the total operation cost.

Wardrop Engineering Inc. estimated that the Shangzhai coal mine had a remaining coal reserve of 1,354,000 t as of Dec 31, 2009. Because most of the mining activity in 2010 was performed outside the area covered by our valid mining permit, the remaining coal reserve in the 5.7 km2 area is essentially the same as that at the end of 2009. Wardrop recommends that Shangzhai should renew the mining permit as soon as possible to verify the legality and safety of the mine. As of May 13, 2011, we obtained another mining permit (C3500002011051120112047) for an area of 6.8 km2 that is adjacent to (and with a small overlapping area with) the 5.7km 2 area covered by our existing mining permit, which also allows us to mine at different mining levels. Under the current valid mining permit, the life of mine will be approximately 15 years at a production rate of 90,000 t/a. The life of mine will be re-evaluated when Shangzhai renewed its mining permit with updated mining area and production rate.

Growth Strategy

We plan to increase our coal reserves by: (i) performing further exploration programs in the current valid mining permit to upgrade our coal resources into the coal reserves; and (ii) expanding the mining boundary, and conducting corresponding feasibility studies with a new mining permit to increase the coal reserves. As of May 13, 2011, Shangzhai has obtained a mining permit (C3500002011051120112047) for an area of 6.8 km2 that is adjacent to (and with a small overlapping area with) the 5.7km 2 area covered by its existing mining permit but also allows it to mine at different mining levels. We expended approximately US$78,125 (RMB500,000) to retain Fujian Province Coal Exploration Team 8 to investigate preliminarily the geological characteristics, coal seam distribution, structure, thickness, lithology and formation. A preliminary coal resource estimate has been completed on this 6.83 km2 mining area. In addition, we also expended approximately US$70,313 (RMB450,000) to commission Fujian Huaxia Architecture Design Institute to complete a 300,000 t/year feasibility study. Shangzhai is planning to update the current NI 43-101 report prepared by Wardrop in May of 2011 to incorporate the coal resource and reserves in the 6.83 km2 area, which is expected to be in compliance with the CIM standards (the standards set forth by Canadian Institute of Mining, Metallurgy and Petroleum) . We anticipate that we will need to spend approximately US$60,000 to update the NI 43-101 report. National Instrument 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects, designed to improve the accuracy and integrity of the information provided by mining issuers.

Permits and Other Regulatory Requirements

Permits

We operate the Shangzhai coal mine pursuant to the following 6 permits:

Name of Permit	Permit No.	Expiry Date	Limits (Area)	Issued by
Business Licence	350000100007198	August 2035	N.A.	Administration for Industry and Commerce of Fujian Province
Certificate of Organization Code	77753680-8	August 2012	N.A.	Fujian Bureau of Quality and Technical Supervision
Tax Licence	350822777536808	Permanent	N.A.	Tax Department of Fujian Province
Mining Permit	*3500000620055	April 2016	5.7 km2 & above +328 masl	Natural Resource Department of Fujian Province
Mining Permit	C3500002011051120112047	May 2021	6.8 km2 from 700 m to -300 m	Natural Resource Department of Fujian Province
Coal Production Permit	203508220136	December 2031	N.A.	Economic and Trade Commission of Fujian Province
Safety Production Permit	(2005)F107(G1)	December 2011	N.A.	Coal Mine Safety and Supervision Department of Fujian Province

*Note: the scope of Wardrop’s work is limited to the current valid mining permit only.

Wardrop Engineering Inc. recommended that we should renew and expand the mining permit as soon as possible to guarantee that mine production is legal and to ensure safe operation. We submitted applications to the authorities to expand our mining area for an additional 7.5 km2 and increase production capacity in May of 2010. As of May 13, 2011, we have obtained another mining permit (C3500002011051120112047) for an area of 6.8 km2 that is adjacent to (and with a small overlapping area with) the 5.7km 2 area covered by our existing mining permit, which also allows us to mine at different mining levels.

A notice issued in 2006 by the State Environmental Protection Administration (SEPA) deemed that the Environmental Impact Assessment of a coal mine construction project within an area covered by a coal mine master plan cannot be approved until a planning Environmental Impact Assessment of the coal mine master plan is approved, which management expects to be approved. Since the master plan for the Longyang Longtan – Shizhong coal mine area (which covers the Shangzhai coal mine) was under preparation as of November 2010, there is a risk that an Environmental Impact Assessment for the Shangzhai coal mine expansion will not be approved before the corresponding planning Environmental Impact Assessment is approved. However, we are not sure when the master plan for the Longyang Longtan – Shizhong coal mine area will be finalized so we have no way to assess the likely impact on our Shangzhai coal mine. We intend use commercial reasonable efforts to comply with any additional requirements imposed by the master plan for the Longyang Longtan – Shizhong coal mine area on our Shangzhai coal mine.

Safety Risk Deposit

According to the Yongding County Coal Mine Safety Risk Deposit Management Measures (effective as of July 1, 2005), the safety risk deposit will be about US$154,560 (equivalent to RMB 1 million) for coal mines with a capacity of up to 60,000 t/a and about US$231,839 (equivalent to RMB 1.5 million) for coal mines with a capacity above 60,000 t/a.

On August 26, 2005, we paid about US$154,560 (equivalent to RMB 1 million) to the Yongding County Coal Development Company as a representative of the Yongding County Coal Industry Management Bureau. In 2005, the approved capacity of the Shangzhai Mine was 60,000 t/a. Since April 2006, the approved capacity of the Shangzhai coal mine was increased to 90,000 t/a. According to consultation with the Yongding County Coal Industry Management Bureau in November 2010, there is no regulation that specifically requires a coal mine that has paid the safety risk deposit at an originally approved capacity to increase the safety risk deposit once its capacity is increased. In addition, we have received from Yongding County Coal Industry Management Bureau a confirmation that our safety risk deposit will not increase as the safety risk deposit was an one time fee. As we have already received this confirmation from Yongding County Coal Management Bureau, we believe the risk of any fines or other penalties being assessed against our company as a result of any failure to properly pay safety risk deposit is minimal.

Ecological Environment Rehabilitation Deposit

The Fujian Provincial Mine Ecological Environment Rehabilitation Deposit Management Measures (effective as of January 1, 2007) requires every mining license holder within Fujian Province to:

  prepare a Mine Ecological Environment Rehabilitation Plan;
  sign a Mine Ecological Environment Rehabilitation Agreement with the Fujian Land and Resources Bureau;
  pay a Mine Ecological Environment Rehabilitation Deposit.

The Mine Ecological Environment Rehabilitation Deposit should be paid to the Fujian Province Land and Resources Bureau who issued the Mining License. The deposit can be paid in one lump sum, or in partial installments annually.

The total Ecological Environment Rehabilitation Deposit for operating the Shangzhai coal mine is about US$596,782 (equivalent to RMB 3.86 million). We paid about US$179,035 (equivalent to RMB 1.16 million (or 30% of the total deposit)) to the Fujian Provincial Land and Resources Bureau on November 18, 2009. The balance of about US$417,747 (equivalent to RMB 2.702826 million (or 70% of the total deposit)) must be paid to the Fujian Provincial Land and Resources Bureau before April 2015 (one year ahead of the expiration of the mining license).

Environmental, Health, and Safety Approvals

Environmental Resources Management Shanghai Limited (“ERM”) was commissioned by Wardrop Engineering Inc. to undertake an environmental, health, safety review of the Shangzhai coal mine, which was used by Wardrop Engineering Inc. to complete a technical report on the Shangzhai coal property. ERM identified 13 environmental risks, 4 occupational health and safety risks, and no community (social) risks. According to the technical report of Wardrop Engineering Inc., most of the risks identified by ERM’s review may result in fines below the material threshold (US$250,000), but should not result in immediate shut-down of the operations.

ERM recommended that we apply for the following environmental, health, and safety approvals, which were not in place at the time of the site visit by ERM from October 31, 2010 to November 1, 2010:

  Occupational Disease Hazard Pre-Assessment (ODHA);
  Occupational Disease Hazard Control Effectiveness Assessment (ODHCEA);
  Firefighting Design approval and Firefighting Completion Inspection approval;
  Water Abstraction Permit.

Currently ODHA and ODHCEA systems have not been set up in Fujian province, accordingly, we are unable to complete these assessments as there are no regulatory bodies in Fujian province current responsible for implementation of these systems. Because the ODHA and ODHCEA systems have not been implemented in Fujian Province, our management does not believe that we are currently in violation of existing rules or laws in this regard. Our management intends to comply with the requirements of ODHA and ODHCEA systems when they are implemented in Fujian Province. However, because these systems are not yet in place, our management is not able to assess the likely length of time and costs that are required for our company to comply with these requirements. We do not know and have not basis to predict when ODHA and ODHCEA systems will be available in Fujian province. We will continue to monitor the status of potential implementation of ODHA and ODHCEA systems in Fujian province closely and be ready for future compliance requirements. However, Shangzhai has incorporated voluntarily the yearly occupational disease examination for coal miners. In addition, Shangzhai pays the work injury insurance at a 30% ration of all the employees without naming beneficiaries. The water abstraction has not been regulated in the Shangzhai mine area. We do not know and have not basis to predict when water abstraction regulations will be implemented in the Shangzhai mine area. We will monitor the status of potential implementation of water abstraction regulations in the Shangzhai mine area closely and be ready for future compliance requirements. When the relevant regulations are in place, Shangzhai intends to apply for these approvals. The water for mine operation is now shared with the local people at a pre-agreed payment. This agreement is valid until June 2016 and provides that Yongding Shangzhai shall pay Xia Village Charitable Affairs Commission an annual payment of RMB15,000 for the right to share the water resources with Xia Village.

The mine production in 2009 exceeded the permitted production capacity, as well as using a new constructed coal gangue storage facility that may result in a fine up to about US$31,250 (equivalent to RMB 200,000) and temporarily shut-down of mine operation. Another material level risk is the lack of the firefighting design approval or firefighting completion inspection approval has not been presented during the site visit made by ERM, retained by Wardrop to undertake an EHS and community review of the Shangzhai Mine which is part of the independent technical report in accordance with the NI 43-101. The lack of firefighting design approval may result in a fine up to about US$46,875 (equivalent to RMB 300,000) and shut-down for non-compliance with the firefighting law. The original firefighting approval documents had been submitted to and filed in Longyan Coal Administrator Bureau in the application progress for the previous expansion in 2008 on the 5.7 km2 area. Yongding Shanhzgai provided the 2008 expansion approval document issued by Longyan Coal Administrator Bureau “Longmeianjian 2008 (34)” . The approval and inspection occurred in the area covered by our mining permits. We believe that the risks of not receiving the environmental, health and safety approvals in connection with our coal mining operations outside of the area of your mining permits are now minimal because we have obtained the mining permit for an area of 6.8 km2 that is adjacent to (and with a small overlapping area with) the 5.7km2 area covered by our existing mining permit, which also allows it to mine at different mining levels, and we intend to limit our mining operations the areas covered by our mining permits only in the future . The file shows the inspection and acceptance were made in four disciplines: i) safety, ii) mining, iii) ventilation, including methane monitoring system and firefighting system, and iv) mechanics and electrical. Because the approval document issued by Longyan Coal Administrator Bureau “Longmeianjian 2008 (34)” indicated inspection and acceptance of “methane monitoring system and firefighting system”, we believe the likelihood of our company being fined for lack of firefighting design approval is relatively small. We also believe that the inspection and acceptance in the approval document covers firefighting design approval and we currently have not intention of applying for

According to the technical report of Wardrop Engineering Inc., in order to expand capacity of the Shangzhai coal mine, the following environmental, health, and safety permitting requirements are applicable for mine expansion:

  Environmental Impact Assessment Report and subsequent approval from the appropriate Environmental Protection Bureaus (EPB);
  Environmental Completion Acceptance Inspection Investigation and the subsequent approval from the appropriate EPB;
  ODHA Report and subsequent approval from the appropriate Health Bureau;
  ODHCEA Report and subsequent approval from the appropriate Health Bureau;
  Safety Pre-assessment Report and subsequent approval from the appropriate Safe Production Supervision and Management Bureau;
  Safety Completion Acceptance Assessment Report and subsequent approval from the appropriate Safe Production Supervision and Management Bureau;
  Firefighting Design Approval and Firefighting Completion Inspection and approval from the appropriate firefighting authority.

ERM recommended that we comply with these permitting requirements for any future expansion of the Shangzhai coal mine, which we plan to do so.

Our Products

All of our coal is classified as anthracite. The coloring of this coal is dark gray to slightly silver-gray. The coal is of sufficient quality to be used for power generation, production of cement, as raw material for ammonia production, and for domestic uses.

Because the capacity of the screen system for coal processing is too small to be used, we sell the coal unprocessed. In addition, sale contractors are responsible for hauling coal from the mine site to customers. Therefore, there are no processing or hauling costs.

Our Customers

We sell our coal directly to local sale contractors, and are responsible only for loading contractors’ trucks at the mine site. Subsequently, sale contractors haul coal from the mine site to consumers.

For the years ended December 31, 2010, five customers collectively accounted for approximately 44.9% of our consolidated revenue:

  Mr. Ling Tianyun accounted for 12.0% of our total sales in 2010 and for 27.8% of our total sales in the first five months of 2011;
  Mr. Huang Jingyang accounted for 8.0% of our total sales in 2010 and for 7.6% of our total sales in the first five months of 2011;
  Mr. Tai Jinsheng accounted for 5.8% of our total sales in 2010 and for 9.2% of our total sales in the first five months of 2011;
  Mr. Ye Guixing accounted for 10.0% of our total sales in 2010; and
  Mr. Zhong Guoliang accounted for 9.1% of our total sales in 2010.

As coal is currently a scarce commodity in Fujian province and demand is significantly higher than supply, we sell our coal on a per ton basis directly to our customers on cash basis. Our coal is generally sold to a few major individual customers and also on-site sales to other smaller customers on cash basis only. As a result, we did not carry any accounts receivable or recorded any bad debt as at December 31, 2010. There was a significant increase of sales in 2007 through 2010 mainly driven by market demands and also due to the improvement on our productivity. Our sales personnel conduct routine customer visits and customer satisfaction surveys. We have established long-term business relationships since 2010 with three of our major customers listed above (Mr. Ling Tianyun, Mr. Huang Jingyang, and Mr. Tai Jinsheng), and our management believes that these relationships are stable. We typically enter into contracts with our customers on an yearly basis, which contracts are renewable annually. These contracts do not provide for minimum purchase amount requirements. Once our coal is mined, it is typically picked up immediately by, or loaded immediately for delivery to, customers so we do not currently maintain an inventory of the mined coal.

Product Pricing

Coal prices are generally determined by market price or are based on contractual terms. The price for certain thermal coal used for power generation is determined among coal suppliers and power plant buyers in accordance with the pricing guideline published by the PRC Government. However, we are not required to abide by the government pricing guideline as our customer do not comprise of power plant buyers. In addition, we do not believe we will be required to abide by the government pricing guidelines because we are not obligated to determine to whom our customers will sell the coal they purchased from us and as such the government pricing guidelines do not apply to the purchase and sale of coal between our company and our customers.

We set pricing by taking into account: (i) prices in the relevant local coal markets; (ii) grade and quality of the coal; and (iii) relationships with customers. Transportation costs are normally borne by the customers. The average price for raw coal from the Shangzhai coal mine in 2010 was about US$73 per ton (equivalent to RMB 491 per ton), which is RMB 144 or 41% higher than the average price of about US$51 per ton (equivalent to RMB 347 per ton) in 2009.

Sources and Availability of Raw Materials and the Principal Suppliers

We purchase certain materials in connection with our coal mining operations, including: (i) mining equipment and vehicles; (ii) lift cylinders; and (iii) iron boards, etc. Because these materials are readily available, we do not purchase them exclusively from any one supplier for our operation.

The price of these materials is set at market rates or determined through negotiations. We believe we have established stable cooperative relationships with the suppliers that we deal with to ensure a reliable supply of the materials required for our mining operations.

Research and Development

We had no research and development expenses in 2010 and in 2009. We currently have no plans for any research and development activities and do not anticipate any material research and development costs.

Intellectual Properties and Licenses

We have no material patents, licenses or other intellectual property.

Competition

In the area where we operate the Shangzhai coal mine, there are no other coal mine operating in the Shangzhai district but there are about 4 other licensed coal mines within the Yongding County which directly compete with us: Yongding County Dakedu coal mine, Yongding County Dawanke coal mine, Yongding County Huangyoukeng coal mine and Yongding County Jiaozhi coal mine. Yongding County Dakedu coal mine has an annual production capacity of about 90,000 tons/a and the remaining competitors have an annual production capacity of about 60,000 tons/a However, because demand for coal currently outpaces supply, we do not face any meaningful competition for the sale of our coal from the Shangzhai coal mine.

The Coal Industry Policy, issued by the National Development and Reform Commission (NDRC) in November 2007, stipulates that new coal mines and expansions of existing coal mines in Fujian Province must have a minimum output of 90,000 t/a. The approved production capacity of the Shangzhai coal mine is 90,000 t/a, which is in accordance with this policy. According to the Circular on Assigning the Plan for Closing Small Scale Coal Mines in the Last Three Years of the ‘Eleventh Five Year’ Period issued by the NDRC, National Energy Bureau, State Administration of Work Safety, and the State Administration of Coal Mine Safety in October 2008, Chinese coal mines with an annual production capacity of less than 300,000 t/a are considered to be small-scale coal mines and will be closed, merged, or limited; the number of small-scale coal mines in Fujian Province was planned to be reduced from 312 in 2008 to 272 at the end of 2010. According to an officer of the Yongding County Coal Industry Management Bureau (contacted by telephone on December 8, 2010), the Shangzhai coal mine will not be closed, merged, or limited by the end of 2010. We are currently conducting normal operations.

Yongding County Coal Industry Management Bureau is the direct government agency responsible for implementing the “Circular on Assigning the Plan for Closing Small Scale Coal Mines in the Last Three Years of the ‘Eleventh Five Year’ Period’” in Yongding County and the officer with whom we had a conversion regarding effect of the Circular on our company was the deputy chief and he has the overall decision making power of this bureau. He indicated to us that because Fujian Province does not have sufficient coal production for use by local industries and relies heavily on import from other provinces, and because our mine has consistently demonstrated excellent safety records, we will not be one of the small-scale mines affected by the Circular. However, we have not received any written assurance regarding the applicability of the “Circular on Assigning the Plan for Closing Small Scale Coal Mines in the Last Three Years of the ‘Eleventh Five Year’ Period’” to our mine operations and it is possible that decisions regarding the Circular on the local level could be overruled at the national level. Our past coal production outside of the areas covered by our mining permit may not be considered in determining whether we have a coal production capacity of at least 300,000 t/a. However, after receiving the new mining permit covering additional 6.8 km2, we intend to conduct our mining operations only within the areas covered by our valid mining permits and our coal production in the future will be considered whether we have a coal production capacity of at least 300,000 t/a.

According to the Opinions of the NDRC on Expediting the Merger and Reorganization of Coal Mines, issued by the General Office of the State Council in October 2010, large-scale coal mining companies are encouraged to merge with or acquire small-scale coal mines in order to reduce the overall number of coal mining enterprises.

Regulatory Overview

Coal Law

On August 29, 1996, the PRC Government promulgated the People’s Republic of China Coal Law (the “Coal Law”), which became effective on December 1, 1996. The Coal Law sets forth requirements for all coal mines, including state-owned mines and privately owned mines, mainly providing for resource exploitation planning, approval of new mines, the issuance of mining and safety production permits, implementation of safety standards, processing of coal, business management, protection of mine areas from destructive exploitation, and safety protection for miners and administrative supervision.

According to the Coal Law, entities seeking to establish mining enterprises must apply to the relevant government office and obtain all necessary approvals. Upon obtaining such approvals, the entities concerned will be granted a mining permit from the Ministry of Land and Resources. Thereafter, an entity must obtain a coal production permit and a coal operation permit and other related quality permits in order to commence coal production and sell coal products in the PRC. We have applied for and received a mining permit valid until 2016 and a coal production permit valid until 2031. Our management believes that we have complied with the relevant provisions of the Coal Law. We will be forced to terminate our business if we do not have the necessary approvals from the relevant government offices. The PRC Government is in the process of amending the Coal Law, in response to concerns over the lack of a well-coordinated development plan for mining, which contributed to a significant amount of waste of valuable coal resources. The lack of effective penalty provisions or the lenient enforcement of existing provisions in the Coal Law has been cited as another important reason for the current rulemaking effort.

Mining activities in the PRC are also subject to the People’s Republic of China Mineral Resources Law (“Mineral Resources Law”), promulgated by the PRC Government on March 19, 1986 and amended on August 29, 1996. The Mineral Resources Law regulates matters relating to the planning or engaging in the exploration, exploitation and mining of mineral resources. According to the Mineral Resources Law all mineral resources, including coal, are owned by the state. Except under limited circumstances, any enterprise planning to engage in the exploration, exploitation and mining of mineral resources must first apply for and obtain exploration rights and mining rights before commencing the relevant activities. The Mineral Resources Law prohibits the transfer of exploration and exploitation rights in general unless the transfer falls within certain specified circumstances. Our management believes that we are in compliance with the Mineral Resources Law in this respect because we have applied for and obtained the mining permit and coal production permit.

We are principally subject to governmental supervision and regulation by the following agencies of the PRC Government:

  the State Council, which is the highest level of the executive branch, is responsible for the examination and approval of major investment projects specified in the 2004 Catalogue of Investment Projects released by the PRC Government;

  the National Development and Reform Commission, which formulates and implements major policies concerning China’s economic and social development, examines and approves investment projects exceeding certain capital expenditure amounts or in specified industry sectors, including examination and approval of foreign investment projects, oversees reform of state-owned enterprises and formulates industrial policies and investment guidelines for the natural resource industries, such as coal production. In addition, the NDRC administers coal export activities and export quotas jointly with the Ministry of Commerce. The NDRC is also responsible for the evaluation and implementation of the price-linking mechanism between the prices of coal and power;

  the Ministry of Commerce of China (“MOFCOM”) and/or its local counterpart, which regulates foreign investment in China, such as review and approval of foreign invested companies in China and mergers and acquisitions of Chinese domestic enterprises by foreign investors;

  the Ministry of Land and Resources of China (“MLR”) and/or its local counterpart, which has the authority to grant land use licenses and mining right permits, approves transfer and lease of mining rights, and reviews mining rights premium and reserve valuation;

  the State Administration of Coal Mine Safety (“SACMS”) and/or its local counterpart, which is responsible for the implementation and supervision of the relevant safety laws and regulations applicable to coal mines and coal mining operations;

  the Ministry of Environmental Protection of China (“MEP”) and/or its local counterpart, which supervises and controls environmental protection and monitors China’s environmental system;
  the Ministry of Construction of China (“MOC”) and/or its local counterpart, which is responsible for the management of survey and design of construction projects, including but not limited to the survey and design of coal mines;

  the National and State Tax Bureaus and/or their local counterparts, which are responsible for the federal and local income, VAT and other taxes;

  the State Administration of Foreign Exchange of China (“SAFE”) and/or its local counterpart, which is responsible for the convertibility of RMB into foreign currencies, registration of foreign debt or loans of Chinese companies and, in certain cases, the remittance of currency out of the PRC, such as repayment of bank loans or dividends denominated in foreign currencies; and

  the State Administration for Industry and Commerce of China (“SAIC”) and/or its local counterpart, which is responsible for review and approval of establishment of domestic and foreign invested companies in China and issuance of their business licenses.

The following is a brief summary of the principal laws, regulations, policies and administrative directives to which we are subject.

Pricing

Until 2002, the production and pricing of coal was largely subject to close control and supervision by the PRC Government, which centrally manages the production and pricing of coal. Previously, the price of coal was determined based on a government-devised pricing guideline which set out the suggested prices for coal. However, to effectuate the transformation from planned economy to market economy practices, from January 1, 2002 China eliminated the state guidance price for coal and allowed prices for all types of coal to be determined in accordance with market demand. However, as the PRC Government continues to maintain control over the national railway system, which is the primary means for coal transportation in China, the PRC Government still may exert influence over the pricing of coal through its allocation of railway transportation capacity for coal.

In addition, under the Price Law of the PRC, promulgated December 29, 1997, effective May 1, 1998, in the event of an actual increase or potential increase in the prices of important products such as coal, the State Council and the provincial governments, autonomous regions and municipalities directly under the PRC Government may adopt intervention measures, such as restricting the ratio of price differentials or of profits, and imposing price limits, etc. In August 2004, the NDRC issued a notice setting forth temporary measures to be imposed on thermal coal prices for certain regions. In December 2004, the NDRC issued a notice setting forth guidelines for pricing of thermal coal sales in 2005. Under these guidelines, the coal suppliers and their customers may not negotiate for the sale of coal at prices exceeding the government suggested price range.

Similar to coal pricing, the production and supply of coal, which is dictated by the PRC Government’s annual state coal allocation plan, has been gradually liberalized and largely subject to market forces. Major domestic coal suppliers and coal purchasers attend the Annual National Coal Trading Convention to negotiate and discuss the price and quantity of coal to be supplied and purchased for the coming year through the signing of letters of intent and short and long-term supply contracts.

On December 18, 2006, the National Development and Reform Committee issued the Notice Relating to the Good Preparation for Inter Provincial Coal Production Transportation Works (Fa Gai Yun Xing [2006] No. 2867). According to the notice, in 2007, policies were to be implemented to encourage the reform of the market system for determining coal prices by allowing parties to determine prices through discussions in accordance with market demand, and to encourage price determination based on quality. On December 27, 2006, the relevant government departments and units, such as the National Development and Reform Committee for railway operations, and the Transportation Department, convened a 2007 coal industry video and telephone conference. This symbolized the end of the Annual National Coal Trading Convention that has been in place for over 50 years. Under the State’s macroeconomic controls, the new mechanism for enterprises to freely determine prices through negotiations was put in place.

Fees and Taxes

There are various taxes and fees that are imposed upon coal producers in Fujian Province, as well as statutory reserves which coal producers are required to set aside. Such taxes, fees and statutory reserves as applicable to our company at December 31, 2010 which coal company has to purchase and pay RMB120 per tons to the local Coal Management Authority that set out the relevant tax rate as follows:

Item	Base	Rate
Corporate income tax	Taxable income	about US$0.85 per ton (equivalent to RMB 5.5 per ton)
VAT	Revenue from domestic sales	about US$3.62 per ton (equivalent to RMB 23.4 per ton)
City construction tax	Amount of VAT and business tax	About US$0.18 per ton (equivalent to RMB 1.17 per ton)
Education surcharge	Amount of VAT and business tax	About US$0.15 per ton (equivalent to RMB 0.94 per ton)
Stamp duty fee	Proceeds from the sale of coal	About US$0.01 per ton (equivalent to RMB 0.05 per ton)
Resource tax	Volume of raw coal produced	About US$0.39 per ton (equivalent to RMB 2.5 per ton)
General fund (comprise of safety fund, maintenance fund, environmental fund and forestry fund)	Volume of raw coal produced	About US$12.9 per ton (equivalent to RMB 83.94 per ton)
Individual income tax	Volume of raw coal produced	About US$0.39 per ton (equivalent to RMB 2.5 per ton)

Under the Mineral Resources Law, if mining results in damage to arable land, grasslands or forest areas, the mining enterprise must take effective measures to return the land to an arable state, plant trees or grass or take other measures. The Mineral Resources Law and other applicable laws and regulations also state that anyone who causes others to suffer loss in terms of production or in terms of living standards is held liable for the loss under the law and is required to compensate the persons affected and to remedy the situation. In addition, the Mineral Resources Law also provides for (i) regulations concerning labor safety and hygiene and (ii) environmental protection.

All coal producers are subject to PRC environmental protection laws and regulations which currently impose fees for the discharge of waste substances, require the payment of fines for serious pollution and provide for the discretion of the PRC Government to close any facility which fails to comply with orders requiring it to cease or cure operations causing environmental damage. We have not been notified by the PRC Government authorities of any environmental damages.

Domestic Trading of Coal

Pursuant to the Measures for the Regulation of Coal Operations promulgated by the NDRC on December 27, 2004, the state implemented a system to examine coal operation qualifications in respect of coal operations, including the wholesale and retail of raw coal and processed coal products, and the processing and distribution of coal for civilian use. Before an enterprise can engage in coal operations, it must obtain a coal operation qualification certificate. A coal production enterprise that deals in coal products which it did not itself produce and process is required to obtain coal operation qualifications. The enterprise is also prohibited from dealing in coal products produced and/or processed by a coal mine enterprise that does not have a coal production permit. An enterprise is also prohibited from selling coal products to a coal operation enterprise that does not have coal operation qualifications. Our company has applied for and obtained a coal production permit and this permit is valid until December of 2031.

Although the PRC Government indirectly influences coal prices through its broad regulation of electricity prices and control over the allocation of national railway capacity, domestic coal prices have mainly been market-driven since 2002, when the PRC Government eliminated the price control measures for coal used in electric power generation.

Prior to 2006, however, the PRC Government continued to implement temporary measures to prevent and control any unusual fluctuations in thermal coal prices. This, among other reasons, has caused thermal coal contract prices for major users to be generally lower than spot market prices during this period. On January 1, 2006, the NDRC announced the elimination of such temporary intervention practices on thermal coal price, thus completely removing control over thermal coal prices, including contract prices for major users.

Environmental Protection Laws and Regulations

Pursuant to the Environmental Protection Law, MEP is empowered to formulate national environmental quality and discharge standards and to monitor China’s environmental system at the national level for the purpose of preventing and eliminating environmental pollution and damage to ecosystems. Environmental protection bureaus at the county level and above are responsible for environmental protection within their areas of jurisdiction.

Environmental regulations require companies to file an environmental impact report with the relevant environmental authority for approval before undertaking the construction of a new production facility or any major expansion or renovation of an existing production facility. New facilities built pursuant to this approval are not permitted to operate until the relevant environmental authority has performed an inspection and has found that the facilities are in compliance with environmental standards. Our current facilities are in compliance with environmental standards.

Mining operations, including both open pit mines and underground mines, may result in disturbances of surface and underground land and cause water pollution, landslides and other types of environmental damage. To manage the adverse effects that the coal industry has on the environment, China promulgated a series of laws and regulations. Through these laws and regulations, China established national and local environmental protection legal frameworks and issued standards applicable to emission controls, discharges of wastes and pollutants to the environment, generation, handling, storage, transportation, treatment and disposal of waste materials by production facilities, land rehabilitation and reforestation.

The Environmental Protection Law, promulgated by the National People’s Congress December 26, 1989, is the cardinal law for environmental protection in China. The law establishes the basic principle for coordinated advancement of economic growth, social progress and environmental protection, and defines the rights and duties of governments at all levels. Local environmental protection bureaus may set stricter local standards than the national standards and enterprises are required to comply with the stricter of the two sets of standards. The Environmental Protection Law requires any entity operating a facility that produces pollutants or other hazards to incorporate environmental protection measures into its operations and to establish an environmental protection responsibility system, which must adopt effective measures to control and properly dispose of waste gases, waste water, waste residue, dust or other waste materials.

New construction, expansion or reconstruction projects and other installations that directly or indirectly discharge pollutants to the environment shall be subject to relevant state regulations governing environmental protection for such projects. Entities undertaking such projects must submit a pollutant discharge declaration statement detailing the amount, type, location and method of treatment to the competent authorities for examination. The authorities will allow the construction project operator to release a certain amount of pollutants into the environment and will issue a pollutant discharge license for that amount of discharge subject to the payment of discharge fees. The release of pollutants is subject to monitoring by the competent environmental protection authorities. If an entity discharges more than the amount permitted by the pollutant discharge license, the local environmental protection bureau can fine the entity up to several times the discharge fees payable by the offending entity for its allowable discharge, require the offending entity to close its operations, or take other measures to remedy the problem. We have not received any notices from the relevant government authorities demanding us to pay any fines or threatening to close our operations.

In the environmental impact statement of a construction project, the project operator shall make an assessment regarding the pollution and environmental hazards the project is likely to produce and its impact on the ecosystem, and measures for their prevention and control. The operator shall submit the statement according to the specified procedure to the competent environmental protection authority for examination and approval. The building of sewage outlets within any water conservancy projects, such as canals, irrigation channels and reservoirs, shall be subject to the consent of the competent authority in charge of water conservancy projects.

The rehabilitation of mining sites is another important issue the PRC Government has sought to address. Under the Law of Land Administration of the People’s Republic of China, promulgated June 15, 1986, and amended on August 28, 2004, and the Land Rehabilitation Regulations, issued by the State Council in 1988 and effective January 1, 1989, coal producers must undertake measures to restore the mining site to its original state within a prescribed time frame if mining activities result in damage to arable land, grassland or forest. The rehabilitated land must meet rehabilitation standards, as required by law from time to time, and may only be subsequently used upon examination and approval by the land authorities. A coal producers’ failure to comply with this requirement or its failure to return the mining site to its original state will result in the imposition of fines, rehabilitation fees and/or rejection of applications for land use rights by the local bureau of land and resources.

Emissions of waste water by coal mines and coking plants are regulated by the Law on Prevention and Control of Water Pollution of the PRC, promulgated by the Standing Committee of National People’s Congress in May 1984 and as amended in May 1996 and February 2008, which became effective in June 2008, and the Administrative Regulations on the Levy and Use of Discharge Fees, issued by the State Council in January 2003 and effective in July 2003. Any new construction projects, such as coal mines and coking plants, must submit an environmental impact statement, which shall include an assessment of the water pollution hazards the project is likely to produce and its impact on the ecosystem. The environmental impact statement must also contain measures to prevent and control the water pollution hazards. Every new production facility must be equipped with waste water processing facilities which must be put in use together with the production facilities. Construction projects that discharge pollutants into water shall pay a pollutant discharge fee in accordance with state regulations.

Violators of the Environmental Protection Law and various environmental regulations may be subject to warnings, payment of damages and fines. Any entity undertaking construction work or manufacturing activities before the pollution and waste control and processing facilities are inspected and approved by the environmental protection department may be ordered to suspend production or operations and may be fined. The violators of relevant environmental protection laws and regulations may be exposed to criminal liability if violations result in severe loss of property, personal injuries or death. Our management is of the view that we are in compliance with the Environmental Protection Law and various environmental regulations. We have not received any notice from the relevant government authorities advising us that we are in violation of the Environmental Protection Law or various environmental regulations.

In addition to the PRC environmental laws and regulations, China is a signatory to the 1992 United Nations Framework Convention on Climate Change and the 1998 Kyoto Protocol, which propose emission targets to reduce greenhouse gas emissions. The Kyoto Protocol came into force on February 16, 2005. At present, the Kyoto Protocol has not set any specific emission targets for certain countries, including China.

Mineral Resources Laws and Regulations

Exploration, exploitation and mining operations must comply with the relevant provisions of the Mineral Resources Law and other relevant regulations, and are under the supervision of the Ministry of Land and Resources. Exploration and exploitation of mineral resources are also subject to examination and approval by the Ministry of Land and Resources and relevant local authorities. We have applied for and received our mining permit (*3500000620055) valid until April of 2016. Upon approval, a mining permit is issued by the relevant administrative authorities, which are responsible for supervision and inspection of mining exploitation in their jurisdictions. The holders of mining rights are required to file annual reports with the relevant administrative authorities. We have filed our annual reports with the relevant administrative authorities to maintain the validity of our mining permit.

The Mineral Resources Law governs, among other things, the assignment of mining rights. If the entity holding the mining rights is to be changed due to a sale of enterprise assets or other circumstances that may cause a change in the property rights to the assets of the enterprise, the enterprise may assign its mining rights, subject to approval according to the Coal Law, the Mineral Resources Law and other laws and regulations.

The PRC Government permits mine operators of collectively owned mines to exploit mineral resources in designated areas and individuals to mine scattered mineral resources. Such mine operators and individuals are subject to government regulation. Mining activities by individuals are restricted. Individuals are not permitted to exploit mineral reserves allocated for exploitation by a mining enterprise or company or protected reserves. Indiscriminate mining that damages mineral resources is prohibited.

It is unlawful for an entity or individual to conduct mining operations in areas designated for other legal mining operators. A mining operator whose exploitation causes harm to others in terms of production or in terms of living standards is liable for compensation and is required to take necessary remedial measures. When a mine is closed, a mine closure report and information concerning the mining facilities, hidden dangers, remediation and environmental protection must be submitted for examination and approval in accordance with the relevant law.

Mineral products illegally extracted and incomes derived from such activities may be confiscated and may result in fines, revocation of the mining permit and, in serious circumstances, criminal liability. Because we have mined and produced coal from an area beyond the area covered by our valid mining permit, we may be subject to fine or revocation of our mining permit. However, our management believes that the likelihood of any enforcement action is low as we have applied for and obtained in May of 2011 another mining permit covering an additional 6.8 km2 of mining area.

Mining safety

On June 7, 2005, the State Council promulgated Several Opinions on Promoting the Healthy Development of the Coal Industry (the “Opinions”), announcing the PRC Government’s policies with respect to the development and restructuring of the coal industry. The Opinions are consistent with the NDRC’s announcement on the revision of the Coal Law and reiterated the PRC Government’s policies with respect to the administration of coal reserves, enhancement of coal mine safety, encouragement of industry consolidation among coal producers, acceleration of the construction of large coal production bases, improvement of mining techniques and equipment for coal production and the organization and regulation of small coal mines.

The Measures for Implementing Work Safety Permits in Coal Mine Enterprises

The State Administration of Work Safety and the SACMS issued “The Measures for Implementing Work Safety Permits in Coal Mine Enterprises”, which came into effect on May 17, 2004. Pursuant to this document, a coal mine enterprise without a work safety permit may not engage in coal production activities. We have received a safety production permit ((2005)F107(G1)) that is valid until December of 2011. Coal mining enterprises and their mines that do not satisfy the safety conditions set forth in this document, or those that violate the provisions of this document, will be punished accordingly.

Special Regulations by the State Council on Preventing Work Safety Related Accidents in Coal Mines and Five Sets of Supplemental Rules and Regulations

The Special Regulations by the State Council on Preventing Work Safety Related Accidents in Coal Mines were promulgated and entered into effect on September 3, 2005. This regulation specifies that coal mine enterprises are responsible for preventing coal mine work safety-related accidents. If a coal mine has not obtained, in accordance with the law, a mining right permit, work safety permit, coal production permit or business license and if the mine manager has not obtained, in accordance with the law, a mine manager qualification certificate and a mine manager safety qualification certificate, the coal mine may not engage in production. As disclosed earlier, we have applied for and received a mining right permit, work safety permit, coal production permit. We also have a valid business license (350000100007198) and our mine manager has received a mine manager qualification certificate (MK350120043) and a mine manager safety qualification certificate (10035050100182). A coal mine should have adequate safety equipment, facilities and resources and should have in place measures to guard against the occurrence of work safety related accidents, as well as a sound contingency plan to deal with emergencies. Coal mining enterprises should establish a sound system for the detection, elimination, treatment and reporting of latent work safety-related dangers. If a major latent work safety-related danger as specified exists in a coal mine, the enterprise should immediately suspend production and eliminate the latent danger. Coal mining enterprises should provide their personnel working underground and their special operation personnel with safety education and training in accordance with relevant state regulations. The person in charge of a coal mine and the production and operation management personnel should go into mines and act as foremen on a rotating basis in accordance with state regulations, while a file recording their entry into the mine should be maintained. In addition, the State Administration of Work Safety issued five sets of supplemental measures:

1.

The Measures for Determining Major Latent Work Safety Related Dangers in Coal Mines (for Trial Implementation) stipulates the specific criteria for determining major latent work safety-related dangers. It further defines each of the latent safety related dangers specified in the Special Regulations of the State Council on Preventing Work Safety Related Accidents in Coal Mines, and lists more than 60 major latent safety related dangers.

2.

The Implementing Measures for the Detection and Elimination of Latent Dangers in Coal Mines and the Rectification and Closure of Such Mines (for Trial Implementation) specifies that coal mining enterprises are responsible for the detection and elimination of latent work safety-related dangers and that the main persons in charge of coal mining enterprises are fully responsible for the detection, elimination and treatment of latent work safety-related dangers in their enterprises.

3.

The Measures for the Supervision and Inspection of Coal Mine Safety Training (for Trial Implementation) specifies that coal mining enterprises must arrange and provide safety education and training to all of their mining personnel in accordance with relevant regulations; select and send their principal persons in charge, work safety management personnel and special operations personnel to qualified coal mine safety training institutions for training in a timely manner; and obtain the corresponding qualification certificates.

4.

The Guiding Opinions on Persons in Charge of Coal Mines and Production and Operation Management Personnel Going into Mines as Foremen requires the various types of coal mines to arrange for their persons in charge and production and operation management personnel to go into the mines to act as foremen and to ensure that each shift has at least one such person on site directing the operations. Coal mining enterprises are required to establish such procedures, clarify foremen’s duties and responsibilities and strictly implement internal management and performance appraisal.

5.

The Measures for Rewarding the Reporting of Major Latent Work Safety Related Dangers in, and Violations of the Law by, Coal Mines (for Trial Implementation) specifies that all units or individuals have the right to report major latent work safety-related dangers in, and violations of law by, coal mines.

Special Regulation by the State Council on Shutting Down Small Coal Mines

The Special Regulation by the State Council on Shutting Down Small Coal Mines went into effect on September 28, 2006. The passage of regulation is the launch of a national campaign to close down small coal mines defined as having annual coal production capacity of 30,000 tons or less, as well as coal mines without proper licenses or permits. The intent of the regulation is to reduce both the high rate of accidents and pollution in the PRC coal mining industry. Under this regulation, 9,887 small and/or illegal coal mines were to have been shut down by the end of 2009. The regulation specifies that the Central Government will support the development of big coal mining operations, defined as having annual coal production capacity of 300,000 tons or more. However, the regulation is silent as to the PRC government’s position on coal mine operations having annual production capacity of more than 30,000 tons but less than 300,000 tons. We believe that the likelihood of our mining operation being shut down pursuant to The Special Regulation by the State Council on Shutting Down Small Coal Mines is relatively small because Fujian Province, where our mining operation is currently located, does not have sufficient coal production for use by local industries and relies heavily on import from other provinces. We have been advised by the County Coal Industry Management Bureau that we are not likely to be forced to shut down. Furthermore, our management also believes that, despite the fact that we have mined and produced coal beyond the area then covered by our valid mining permit, we will not likely be shut down because we have applied for and obtained in May 2011 another mining permit for an additional 6.8 km2 of mining area and that we have consistently demonstrated excellent safety records.

Our mining activities in the past had gone beyond the area covered by our mining permit and to a certain extent these activities have not met applicable regulatory requirements for permitting, inspections, conduct of operations, submission of information. However, we have not received any notice of penalty or fines for our past non-compliance. We believe the likelihood of our company being penalized or fined for past non-compliance is small as the Natural Resource Department of Fujian Province was made aware of our past non-compliance when we submitted our application for a new mining permit in May 2010 for an additional 7.5 km2 of mining area. As the coal deposit had been depleted by our past mining activities in some of the 7.5 km2 of mining area applied for, we were granted a mining permit for an area of 6.8 km2. As we have obtained in May 2011 the new mining permit for an additional 6.8 km2 of mining area, we intend to conduct our mining operation only within the areas covered by our valid mining permits.

We did not need to obtain additional environmental, health and safety permitting requirements when we applied for the new mining permit C3500002011051120112047 as our new mining permit was issued on the basis of our existing environmental, health and safety permitting approvals.

Laws and Regulations Applicable to Foreign Invested Enterprises (FIEs)

Under Chinese law, foreign invested enterprises refer to the enterprises jointly invested by Chinese investors and foreign investors or solely invested by foreign investors in China. Sino-foreign equity joint venture, Sino-foreign contractual joint venture and wholly foreign owned enterprise are the three types of foreign invested enterprises. Yongding Shangzhai, our operating subsidiary in China, is a wholly foreign owned enterprise invested by Dragon International and is a FIE under Chinese law.

The following is a brief summary of the principal law and regulations that apply to Yongding Shangzhai as a FIE.

Corporate Laws and Industry Catalogue Relating to Foreign Investment

The establishment, operation and management of corporate entities in China generally are governed by the Company Law of the PRC, or the Company Law, effective in 1994, as amended in 1999, 2004, 2005, respectively. The Company Law is applicable to, Yongding Shangzhai, our PRC Subsidiary, unless the PRC laws on foreign investment have stipulated otherwise.

The establishment, approval, registered capital requirement and day-to-day operational matters of WFOEs, such as our PRC Subsidiary, Yongding Shangzhai, is regulated by the Wholly Foreign Owned Enterprise Law of the PRC effective in 1986, as amended in 2000, and the Implementation Rules of the Wholly Foreign-owned Enterprise Law of the PRC effective in 1990, as amended in 2001. According to relevant provisions of the Wholly Foreign Owned Enterprise Law of the PRC and its Implementation Rules, MOFCOM Fujian branch issued the certificate of approval no. [2010] 0056 for the establishment of Yongding Shangzhai as a WFOE on December 21, 2010, and the SAIC Fujian branch issued the business license no. 350000100007198 for Yongding Shangzhai as a WFOE.

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalogue of Industries for Foreign Investment, or the Catalogue, which was promulgated and is amended from time to time by MOFOM and the National Development and Reform Commission, or the NDRC. The Catalogue divides industries into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalogue are generally open to foreign investment unless specifically restricted by other PRC regulations. The industry that Yongding Shangzhai is involved in is not listed in the Catalogue and is open to foreign investment.

Regulations of Taxation

On March 16, 2007, the Chinese government enacted the new Enterprise Income Tax Law, or the New EIT Law, and promulgated the New EIT Law Implementation Regulations. Both the New EIT Law and the New EIT Law Implementation Regulations became effective on January 1, 2008. Under the New EIT Law and the New EIT Law Implementation Regulations, foreign invested enterprises incorporated in the PRC, such as Yongding Shangzhai is subject to a uniform income tax rate of 25%.

Pursuant to the Provisional Regulations on Value-Added Tax of the PRC, promulgated by the State Council on December 13, 1993, as amended on November 5, 2008 (effective on January 1, 2009), and the Rules for Implementation of Provisional Regulations on Value-Added Tax of the PRC, promulgated on December 25, 1993 and amended on December 15, 2008 (effective on January 1, 2009), all entities and individuals engaged in selling goods, providing repair and placement services or importing goods into the PRC are generally subject to a value-added tax, or VAT, at a rate of 17% of the gross sales proceeds received (with the exception of certain goods which are subject to a rate of 13% or lower), less any VAT already paid or borne by the taxpayer on goods or services purchased and utilized in the production of goods or provision of services that have generated the gross sales proceeds. Yongding Shangzhai is subject to such value-added tax but has reached an agreement with the local Coal Management Authority to pay VAT as part of the approximately US$18.56 or RMB 120 per ton for all taxes, fees and statutory reserves payable by Yongding Shangzhai. The amount of VAT agreed upon with the local Coal Management Authority is about US$3.62 or RMB 23.4 per ton.

Regulations on Foreign Exchange

Foreign exchange activities of FIEs, such as Yongding Shangzhai, our PRC subsidiary, are primarily governed by the following regulations:

1.	Foreign Currency Administration Rules (2008), or the Exchange Rules; and
2.	Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996), or the Administration Rules.

Under the Exchange Rules, if documents certifying the purposes of the conversion of RMB into foreign currency are submitted to the relevant foreign exchange conversion bank, the RMB will be convertible for current account items, including the distribution of dividends, interest and royalties payments, and trade and service-related foreign exchange transactions. Conversion of RMB for capital account items, such as direct investment, loan, securities investment and repatriation of investment, however, is subject to the approval of the SAFE or its local counterpart.

Under the Administration Rules, FIEs may only buy, sell and/or remit foreign currencies at banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from the SAFE or its local counterpart.

On August 29, 2008, the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or Circular No. 142, was issued. Pursuant to Circular No. 142, the Renminbi capital from the settlement of foreign currency capital of a foreign-invested enterprise must be used within the business scope as approved by the applicable government authority and cannot be used for domestic equity investment, unless it is otherwise provided for. Yongding Shangzhai, as a FIE, is subject to the regulation of Circular 142.

Regulations on Dividend Distribution

The principal regulations governing dividend distributions of WFOEs include:

1.	Company Law (2005)
2.	Wholly Foreign-Owned Enterprise Law (2000); and
3.	Wholly Foreign-Owned Enterprise Law Implementing Rules (2001).

Under these regulations, WFOEs in the PRC may pay dividends only out of their accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, WFOEs are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds, until the aggregate amount of such fund reaches 50% of its registered capital. At the discretion of the WFOEs, they may allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends. Yongding Shangzhai, as a WFOE, is in compliance with these regulations.

Labor Laws and Social Insurance

Pursuant to the PRC Labor Law and the PRC Labor Contract Law, employers must execute written labor contracts with full-time employees. All employers must compensate their employees with wages equal to at least the local minimum wage standards. All employers are required to establish a system for labor safety and sanitation, strictly abide by state rules and standards and provide employees with workplace safety training. Violations of the PRC Labor Contract Law and the PRC Labor Law may result in the imposition of fines and other administrative liabilities. Criminal liability may arise for serious violations.

In addition, employers in China are obliged to provide employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance and housing funds. To comply with these laws and regulations, which Yongding Shangzhai is subject to, Yongding Shangzhai have caused its full-time employees, other than miners working underground who belong to third party sub-contractors, to enter into labor contracts with Yongding Shangzhai and provides its employees with the proper welfare and employment benefits.

Notice Concerning Foreign Exchange Controls on Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles

SAFE issued on October 21, 2005 the Notice Concerning Foreign Exchange Controls on Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or Circular75, which became effective on November 1, 2005. Circular 75 requires PRC resident legal persons or individual residents to register with the competent local SAFE branches before establishing or controlling any company outside of the PRC (offshore special purpose vehicles or offshore SPV) for the purpose of offshore capital financing by using assets or equities held by such PRC resident legal persons or individual residents in a PRC domestic enterprise. Our Chinese legal counsel has advised us that based on its understanding of Circular 75, our PRC resident beneficial owners are not subject to the registration requirement under Circular 75 because our PRC resident beneficial holders have never held and are not holding any assets or equities of Yongding Shangzhai and therefore are not the PRC individual residents as defined under Circular 75 who are required to register with SAFE, for establishing or controlling companies outside of the PRC.

We have also been advised by our Chinese legal counsel that the reverse acquisition of SGB International Holdings Inc. by Dragon International Resources Group Co., Limited complied with the PRC Mineral Resources Laws and was not subject to any restrictions by the Ministry of Commerce of China , or MOFCOM, and the State Administration for Industry and Commerce of China , or SAIC .

Under the Guidance Catalogue of Industries for Foreign Investment promulgated by the National Development and Reform Commission and MOFCOM, which became effective as of December 1, 2007, mining of special coals falls within restricted industry for foreign investment, while mining of other types of coal is permitted for foreign investment and a foreign invested enterprise engaged in mining of non-special coal may be 100% owned by foreign investors. Thus, the acquisition by Dragon International of the 100% share capital of Yongding Shangzhai in November 2010 complies with PRC laws on foreign investment in the mineral resources sector of the PRC.

In accordance with the Provisions on M&A of a Domestic Enterprise by Foreign Investors, which was initially promulgated by MOFCOM and SAIC, on August 8, 2006 and became effective on September 8, 2006, as amended on June 22, 2009, which is commonly known as Decree No. 10, acquisition by foreign investors of share capital of a domestic enterprise shall be approved by MOFCOM and registered with SAIC. According to our Chinese legal counsel, the acquisition by Dragon International of the 100% share capital of Yongding Shangzhai in November 2010 has been properly approved by MOFCOM and registered with SAIC pursuant to Decree No. 10.

Our Chinese legal counsel advised us that, there was no material relationship that existed between SGB International, the former principal shareholders of SGB International prior to the reverse acquisition, and the shareholders of Dragon International prior to the time of the reverse acquisition other than in respect of the reverse acquisition. Thus, the reverse acquisition of Dragon International is not subject to approval of MOFCOM and registration with SAIC.

Employees

As of March 31, 2011, we had approximately 78 full-time employees, which mainly comprise of management staff of our company including our President, Chief Executive Officer and our Chief Financial Officer, at our administrative office in Yongding Shangzhai. We also had 612 miners working underground who belong to third party sub-contractors. The working schedule for these contract miners is three shifts per day for 260 d/a. None of these employees are represented by any collective bargaining agreements. We have not experienced a work stoppage. Management believes that our relations with our employees are good. We do not have insurance for industry-related accident. For any accident-related costs below RMB50,000 is to be borne by the third party subcontractors. For any accident-related costs above RMB50,000, 95% of such costs is to be borne by our company and the remaining 5% is to be borne by the third party sub-contractors.

Risk Factors

In addition to other information in this report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Related to Our Business

Our business and results of operations are dependent on coal markets, which may be cyclical.

As all of our revenue is derived from sales of coal in the PRC, our business and operating results are substantially dependent on the domestic Chinese demand for coal, especially the demand for coal in the province of Fujian . The Chinese coal market is cyclical and exhibits fluctuation in supply and demand from year to year. It is subject to numerous factors beyond our control, including, but not limited to, the economic conditions in the PRC and fluctuations in industries with high demand for coal, such as the power and steel industries. Fluctuations in supply and demand for coal affect coal prices, which in turn affects our operating and financial performance. We have experienced substantial price fluctuations in the past and believe such fluctuations will continue. The average selling price before tax of coal products per ton from the Shangzhai coal mine was RMB nil per ton in 2005 (mining operation only commenced in 2006), about US$26 per ton (equivalent to RMB 195 per ton) in 2006, about US$30 per ton (equivalent to RMB 225 per ton) in 2007, about US$42 per ton (equivalent to RMB 299 per ton) in 2008, about US$51 per ton (equivalent to RMB 347 per ton) in 2009 and about US$73 per ton (equivalent to RMB 491 per ton) in 2010. The demand for coal is primarily affected by the overall economic development and the demand for coal from the electricity generation, steel and construction industries. The supply of coal, on the other hand, is primarily affected by the geographical location of the coal supplies, the volume of coal produced by the domestic and international coal suppliers, and the quality and price of competing sources of coal. Alternative fuels, such as natural gas, oil and nuclear power, and alternative energy sources, such as hydroelectric power also have influences on the market demand for coal. Excess supply of coal or significant reduction in the demand for our coal by domestic electricity generation or steel industries may have an adverse effect on coal prices, which would in turn cause a decline in our profitability. In addition, any significant decline in domestic coal prices could materially and adversely affect our business and results of operations.

Our mining operations may be shut down pursuant to Special Regulation by State Council on Shutting Down Small Coal Mines

The Special Regulation by the State Council on Shutting Down Small Coal Mines went into effect on September 28, 2006. The passage of regulation is the launch of a national campaign to close down small coal mines defined as having annual coal production capacity of 30,000 tons or less, as well as coal mines without proper licenses or permits. The regulation specifies that the Central Government will support the development of big coal mining operations, defined as having annual coal production capacity of 300,000 tons or more. However, the regulation is silent as to the PRC government’s position on coal mine operations having annual production capacity of more than 30,000 tons but less than 300,000 tons. We believe that the likelihood of our mining operation being shut down pursuant to The Special Regulation by the State Council on Shutting Down Small Coal Mines is relatively small because Fujian Province, where our mining operation is currently located, does not have sufficient coal production for use by local industries and relies heavily on import from other provinces. We have been advised by the County Coal Industry Management Bureau that we are not likely to be forced to shut down. Furthermore, our management also believes that, despite the fact that we have mined and produced coal beyond the area then covered by our valid mining permit, we will not likely be shut down because we have applied for and obtained in May 2011 another mining permit for an additional 6.8 km2 of mining area and that we have consistently demonstrated excellent safety records.

Our mining operations are inherently subject to changing conditions that can affect our profitability.

Our mining operations are inherently subject to changing conditions that affect levels of production and production costs for varying lengths of time and can result in decreases in our profitability. We are exposed to commodity price risk related to our purchase of diesel fuel, explosives and steel. In addition, weather conditions, equipment replacement or repair, fires, variations in thickness of the layer, or seam, of coal, amounts of overburden, rock and other natural materials and other geological conditions can be expected in the future to have, a significant impact on our operating results. Prolonged disruption of production at our mine would result in a decrease in our revenues and profitability, which could be material. Other factors affecting the production and sale of our coal that could result in decreases in our profitability include:

  sustained high pricing environment for our raw materials, including, among other things, diesel fuel, explosives and steel;

  changes in the laws and/or regulations that we are subject to, including permitting requirements;

  labor shortages; and

  changes in coal market and general economic conditions.

Our coal operations are extensively regulated by the PRC Government and government regulations may limit our activities and adversely affect our business operations.

Our coal operations, like those of other Chinese energy companies, are subject to extensive regulations established by the PRC Government. Central governmental authorities, such as the National Development and Reform Commission, the State Environmental Protection Administration, the Ministry of Land and Resources, the State Administration of Coal Mine Safety, the State Bureau of Taxation, and provincial and local authorities and agencies exercise extensive control over various aspects of China’s coal mining and transportation (including rail and sea transport). These controls affect the following material aspects of our operations:

  exploration, exploitation and mining rights and licensing;

  rehabilitation of mining sites after mining is completed;

  recovery rate requirements;

  industry-specific taxes and fees;

  target of our capital investments; and

  environmental and safety standards.

There can be no assurance that the central or local governments in the PRC will not impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures. We may face significant constraints on our ability to implement our business strategies or to carry out or expand our business operations. Our business may also be materially and adversely affected by future changes in certain regulations and policies of the Chinese Government in respect of the coal industry. New legislation or regulations may be adopted that may materially and adversely affect our coal operations, our cost structure or the demand for our products. In addition, new legislation or regulations or different or more stringent interpretation of existing laws and regulations may also require us to substantially change our existing operations or incur significant costs.

The Chinese government has become increasingly concerned with workplace safety and environmental issues, particularly in light of several recent accidental explosions in coal mines due to poor internal safety measures, and as reflected by the implementation of the State Council’s Regulation on Shutting Down Small Coal Mines. Moreover, additional new legislation or regulations may be adopted, or the enforcement of existing laws could become more stringent, either of which may have a significant impact on our mining operations or our customers’ ability to use coal and may require us or our customers to significantly change operations or to incur substantial costs.

Our business operations may be adversely affected by present or future environmental regulations.

As a producer of coal products, we are subject to significant, extensive, and increasingly stringent environmental protection laws and regulations in China. These laws and regulations:

  impose fees for the discharge of waste substances;

  require the establishment of reserves for reclamation and rehabilitation;

  require the payment of fines for serious environmental offences; and

  allow the Chinese Government, at its discretion, to close any facility that fails to comply with orders requiring it to correct or stop operations causing environmental damage.

Our coal mining operations may produce waste water, gas and solid waste materials. Currently, the PRC Government is moving toward more rigorous enforcement of applicable laws and regulations as well as the adoption and enforcement of more stringent environmental standards. Our current amounts of capital expenditure for environmental regulatory compliance may not be sufficient if additional regulations are imposed and we may need to allocate additional funds for such purpose. If we fail to comply with current or future environmental laws and regulations, we may be required to pay penalties or fines or take corrective actions, any of which may have a material adverse effect on our business operations and financial condition.

In addition, China is a signatory to the 1992 United Nations Framework Convention on Climate Change and the 1997 Kyoto Protocol, which are intended to limit emissions of greenhouse gases. Efforts to control greenhouse gas emission in China could result in reduced use of coal if power generators switch to sources of fuel with lower carbon dioxide emissions, which in turn could reduce the revenues of our coal business and have a material adverse effect on our results of operations.

Demand for coal and coal prices are closely linked to consumption patterns of the electric industry in China. Any changes in consumption patterns could affect our operations and profitability.

Demand for coal and the prices we can obtain for our coal are closely linked to coal consumption patterns of the electric generation industry in China, which has accounted for approximately 58% of overall coal consumption in China in recent years. These coal consumption patterns are influenced by factors beyond our control, including the demand for electricity (which is dependent to a significant extent on summer and winter temperatures and the strength of the economy); government regulation; technological developments and the location, availability, quality and price of competing sources of coal; other fuels such as natural gas, oil and nuclear; and alternative energy sources such as hydroelectric power. Any reduction in the demand for our coal by the domestic electric generation industry may cause a decline in profitability.

If transportation for our coal becomes unavailable or uneconomic for our customers, our ability to sell coal could suffer.

Transportation costs represent a significant portion of the total cost of coal and, as a result, the cost of transportation is a critical factor in a customer’s purchasing decision. Increases in transportation costs could make coal a less competitive source of energy or could make some of our operations less competitive than other sources of coal.

Disruption of any of the transportation services that our customers use due to weather-related problems, flooding, drought, accidents, mechanical difficulties, strikers, lockouts, bottlenecks, and other events could temporarily impair our customers’ ability to purchase coal from us, resulting in decreased revenues.

Our future success depends upon our ability to continue acquiring and developing coal mining rights that are economically feasible.

The amount of coal underlying our mining rights declines as we produce coal. We may not be able to mine all of the coal underlying our mining rights as profitably as we do at our current operations. Our profitability depends substantially on our ability to mine coal that has the geological characteristics that enable it to be mined at competitive costs. As we can only increase our existing production capacity by a limited amount, the future increase in our coal production will depend on expanding our existing mining rights or acquisitions of new mining rights.

New mining rights may not be available when required or, if available, the underlying coal may not be capable of being mined at costs comparable to those characteristics of our existing mining rights. We may in the future acquire mining rights from third parties. We may not be able to accurately assess the geological characteristics to any mining rights that we acquire, which may adversely affect our profitability and financial condition.

If we are not able to obtain a permit to expand the mining area and increase production capacity for the Shangzhai coal mine, our operations and financial condition could be adversely affected.

The Shangzhai coal mine produced 156,303 t and 238,517 t of coal in 2010 and 2009, respectively. However, this production capacity may not be sustainable because portions of the mine development are situated outside the boundaries of the valid mining permit. According to Wardrop Engineering Inc., the Shangzhai coal mine should have a production capacity of only 90,000 t/a under the current valid mining permit. Government authorities may order the Shangzhai coal mine to be closed or limited at any time, since the area of active mining currently exceeds the limits of the mining permit. The Shangzhai coal mine produced 156,303 t and 148,517 t of coal outside the boundaries of the valid mining permit in 2010 and 2009, respectively. As of May 13, 2011, Shangzhai has obtained another mining permit (C3500002011051120112047) for an area of 6.8 km2 that is adjacent to (and with a small overlapping area with) the 5.7km 2 area covered by its existing mining permit, which also allows it to mine at different mining levels. At this time, our company is not contemplating apply for any new mining permit. Rather, we will focus on obtaining permission to increase our annual production rate. Because we have obtained another mining permit, which allows to produce 90,000 t/a from a new mining area, we are confident that we will be able to secure future increase to our permitted rate of production from the authorities. Currently our application to increase the rate of production has received county approval and is being reviewed by the city level government. After receive the city level approval, we will need to apply and receive the provincial level approval before the increase of our rate of production is finally approved.

A notice issued in 2006 by the State Environmental Protection Administration (SEPA) deemed that the Environmental Impact Assessment of a coal mine construction project within an area covered by a coal mine master plan cannot be approved until a planning Environmental Impact Assessment of the coal mine master plan is approved. Since the master plan for the Longyang Longtan – Shizhong coal mine area (which covers the Shangzhai coal mine) was under preparation as of November 2010, there is a risk that an Environmental Impact Assessment for the Shangzhai coal mine expansion will not be approved before the corresponding planning Environmental Impact Assessment is approved. Delay or failure in securing the relevant governmental approvals or permits as well as any adverse change in government policies may cause a significant adjustment to our operations and financial condition.

Risks inherent to mining could increase the cost of operating our business.

Our mining operations are subject to conditions beyond our control that can delay coal deliveries or increase the cost of mining at particular mines for varying lengths of time. These conditions include weather and natural disasters, unexpected maintenance problems, key equipment failures, variations in coal seam thickness, variations in the amount of rock and soil overlying the coal deposit, variations in rock and other natural materials and variations in geologic conditions.

As with all underground coal mining companies, our operations are affected by mining conditions such as a deterioration in the quality or thickness of faults and/or coal seams, pressure in mine openings, presence of gas and/or water inflow and propensity to spontaneous combustion, as well as operational risks associated with industrial or engineering activity, such as mechanical breakdowns. Although we have conducted geological investigations to evaluate such mining conditions and adapt our mining plans to address them, there can be no assurance that the occurrence of any adverse mining conditions would not result in an increase in our costs of production, a reduction of our coal output or the temporary suspension of our operations.

Underground mining is also subject to certain risks such as methane outbursts and accidents caused by roof weakness and ground-falls. There can be no assurance that the occurrence of such events or conditions would not have a material adverse impact on our business and results of operations.

We may suffer losses resulting from industry-related accidents and lack of insurance.

We operate coal mines and related facilities that may be affected by water, gas, fire or structural problems. As a result, we, like other coal mining companies, have experienced accidents that have caused property damage and personal injuries. There can be no assurance that industry-related accidents will not occur in the future. We do not currently maintain fire, or other property insurance covering our properties, equipment or inventories, other than with respect to vehicles. In addition, we do not maintain any business interruption insurance or any third party liability insurance to cover claims in respect of personal injury, property or environmental damage arising from accidents on our properties, other than third party liability insurance with respect to vehicles. For any accident-related costs below RMB50,000 is to be borne by the third party sub-contractors. For any accident-related costs above RMB50,000, 95% of such costs is to be borne by our company and the remaining 5% is to be borne by the third party sub-contractors. Any uninsured losses and liabilities incurred by us could have a material adverse effect on our financial condition and results of operations.

We may be required to allocate additional funds for land subsidence.

A consequence of the underground mining methods used at our mines is land subsidence above underground mining sites. Depending on the circumstances, we may be required to relocate inhabitants from the land above the underground mining sites prior to mining those sites or we may be required to compensate the inhabitants for losses or damages from land subsidence after the underground sites have been mined. We may also be required to make payments for land subsidence, restoration, rehabilitation or environmental protection of the land after the underground sites have been mined. Where such payment is required under applicable law or regulations, an estimate of such costs is recognized in the period in which the obligation is identified and is charged as an expense in our income statement in proportion to the coal extracted. The estimate of costs for land subsidence, restoration, rehabilitation or environmental protection of the land may be subject to change in the future as actual costs become apparent and standards established by the PRC Government change from time to time. Therefore, there can be no assurance such estimates are accurate or that our land subsidence, restoration, rehabilitation and environmental protection costs will not substantially increase in the future or that the PRC Government will not impose new fees in respect of land subsidence. Any such substantial increases or new fees could have a material adverse effect on our results of operations.

The total ecological environment rehabilitation deposit for operating the Shangzhai coal mine is about US$596,782 (equivalent to RMB 3.86 million). We paid about US$179,035 (equivalent to RMB 1.16 million (or 30% of the total deposit)) to the Fujian Provincial Land and Resources Bureau on November 18, 2009. The balance of about US$417,747 (equivalent to RMB 2.702826 million (or 70% of the total deposit)) must be paid to the Fujian Provincial Land and Resources Bureau before April 2015 (one year ahead of the expiration of the mining license).

If we are unable to expand our operations through acquisitions of other coal mining businesses or assets, our profitability may be negatively affected.

We may seek to expand our operations both in the regions in which we operate as well as in other parts of China through acquisitions of businesses and assets. Acquisition transactions involve inherent risks, such as:

  uncertainties in assessing the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition or other transaction candidates;

  the potential loss of key personnel of an acquired business;
  the ability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction;

  problems that could arise from the integration of the acquired business;

  unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition or other transaction rationale; and

  unexpected development costs that adversely affect our profitability.

In addition, we may not be able to successfully negotiate new mining rights or maintain our leasehold interests in properties on which mining operations are not commenced during the term of the lease.

Our ability to operate our company effectively could be impaired if we lose key personnel or fail to attract qualified personnel.

We manage our business with a number of key personnel, namely, Longwen Lin, Peifeng Huang, Xin Li and Thomas Yeo, the loss of a number of whom could have a material adverse effect on us. In addition, as our business develops and expands, we believe that our future success will depend greatly on our continued ability to attract and retain highly skilled and qualified personnel. We cannot assure you that key personnel will continue to be employed by us or that we will be able to attract and retain qualified personnel in the future. We do not have “key person” life insurance to cover our executive officers. Failure to retain or attract key personnel could have a material adverse effect on us.

Our reserve estimates may prove to be incorrect.

The mineral reserve figures in this report are estimates based on the interpretation of limited sampling and subjective judgments regarding the grade, continuity and existence of mineralization, as well as the application of economic assumptions, including assumptions as to operating costs, foreign exchange rates and future commodity prices. The sampling, interpretations or assumptions underlying any reserve estimate may be incorrect, and the impact on reserves may be material. Should the mineralization and/or configuration of a deposit ultimately turn out to be significantly different from that currently envisaged, then the proposed mining plan may have to be altered in a way that could affect the tonnage and grade of the reserves mined and rates of production and, consequently, could adversely affect the profitability of the mining operations. In addition, short term operating factors relating to the reserves, such as the need for orderly development of ore bodies or the processing of new or different ores, may cause reserve estimates to be modified or operations to be unprofitable in any particular fiscal period. There can be no assurance that our projects or operations will be, or will continue to be, economically viable, that the indicated amount of minerals will be recovered or that they will be recovered at the prices assumed for purposes of estimating reserves.

Risks Related to Doing Business in China

Our operations are primarily located in China and may be adversely affected by changes in the policies of the Chinese government.

The political environment in the PRC may adversely affect our business operations. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a “socialist market economy” and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reforms program, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. These effects could substantially impair our business, profits or prospects in China. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

The Chinese government exerts substantial influence over the manner in which companies in China must conduct their business activities.

The PRC only recently has permitted greater provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest the interests we then hold in Chinese properties or joint ventures. Any such developments could have a material adverse effect on the business, operations, financial condition and prospects of our company.

Future inflation in China may inhibit economic activity and adversely affect our operations.

In recent years, the Chinese economy has experienced periods of rapid expansion within which there have been some years with high rates of inflation and deflation, which have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has moderated since 1995, high inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby adversely affect our business operations and prospects in the PRC.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent our company from providing needed capital to Yongding Shangzhai

In August of 2008, China’s State Administration of Foreign Exchange (“SAFE”) issued Circular 142, which regulates the process of foreign currency capital verification by foreign invested enterprises in China. Circular 142 introduced new statutory requirements that impact the use of Renminbi converted capital invested by FIEs. In particular, Circular 142 imposes additional capital verification procedures, restricts investments by FIEs in domestic enterprises, prohibits purchase of domestic real estate by FIEs; and imposes additional approval process on payment of consideration to domestic individuals and institutions in M&A transactions. Like many of SAFE’s other regulations, Circular 142 is broadly drafted, making it difficult to predict how local SAFE branches will interpret and enforce certain provisions of Circular 142. We do not expect Circular 142 having a significant effect on our company because even though Yongding Shangzhai is a FIE, for the foreseeable future, we have no plan to make any equity investment in other domestic enterprises or real estate in PRC through Yongding Shanzhai.

We may be restricted from freely converting the Renminbi to other currencies in a timely manner.

The Renminbi is not a freely convertible currency at present. We receive all of our revenue in Renminbi, which may need to be converted to other currencies, primarily U.S. dollars, and remitted outside of the PRC. Effective July 1, 1996, foreign currency “current account” transactions by foreign investment enterprises, including sino-foreign joint ventures, are no longer subject to the approval of State Administration of Foreign Exchange (“SAFE,” formerly, “State Administration of Exchange Control”), but need only a ministerial review, according to the Administration of the Settlement, Sale and Payment of Foreign Exchange Provisions promulgated in 1996 (the “FX regulations”). “Current account” items include international commercial transactions, which occur on a regular basis, such as those relating to trade and provision of services. Distributions to joint venture parties also are considered a “current account transaction.” Other non-current account items, known as “capital account” items, remain subject to SAFE approval. Under current regulations, we can obtain foreign currency in exchange for Renminbi from swap centers authorized by the government. We do not anticipate problems in obtaining foreign currency to satisfy our requirements; however, there is no assurance that foreign currency shortages or changes in currency exchange laws and regulations by the Chinese government will not restrict us from freely converting Renminbi in a timely manner. If such shortages or change in laws and regulations occur, we may accept Renminbi, which can be held or re-invested in other projects.

Future fluctuation in the value of the Renminbi may negatively affect our sales globally and our ability to convert our return on operations to U.S. dollars in a profitable manner.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including U.S. dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has appreciated approximately 15%. Countries, including the U.S., have argued that the Renminbi is artificially undervalued due to China’s current monetary policies and have pressured China to allow the Renminbi to float freely in world markets.

The PRC legal system embodies uncertainties that could limit the legal protection available to our shareholders.

The PRC’s legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States. The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter. China’s regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks that we will not be able to achieve our business objectives.

Risks Related to Our Company

Our management team does not have North American public company experience and it could adversely impact our ability to comply with the reporting requirements of the securities laws.

Our management team has no North American public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our senior management has limited experience with the responsibilities related to managing a publicly traded company and their experiences are limited to publicly traded companies in Asia. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a public company would be in jeopardy in which event you could lose your entire investment in our company.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting. Our management may conclude that our internal control over our financial reporting is not effective. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal control over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will incur considerable costs (approximately $200,000 per year) and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

Our Accounting staff lacks experience with U.S. GAAP and we may not be able to accurately report our financial results or report them on time.

We have limited ability to prepare financial statements and maintain our books and records in U.S. GAAP. Our books and records are maintained and prepared in PRC GAAP and our employees who have primary responsibilities of preparing and supervising the preparation of the financial statements under U.S. GAAP do not have extensive knowledge of and professional experience with U.S. GAAP and SEC rules and regulations. Accordingly, we may not be able to report our financial results accurately as required by SEC rules and regulations and we may report our financial results late. Furthermore, we confirm that we will evaluate these factors in the future in concluding on the effectiveness of disclosure controls and procedures under Item 307 of Regulation S-K and internal control over financial reporting under Item 308 of Regulation S-K.

All of our assets and our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our directors and officers.

All of our assets are located outside the United States. In addition, our directors and officers are a national and/or resident of a country other than the United States, and all or a substantial portion of their respective assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our directors and officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under United States federal and state securities laws against us or our directors and officers.

Because Longwen Lin, our Chairperson, President and director, controls a large percentage of our common shares, he has the ability to influence matters affecting our shareholders.

Longwen Lin, our Chairperson, President and director, beneficially owns 81% of the issued and outstanding common shares of our company. As a result, he has the ability to influence matters affecting our shareholders, including the election of our directors and the acquisition or disposition of our assets. Because he controls such shares, our shareholders will find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by Mr. Lin could result in management making decisions that are in his best interest and not in the best interest of our shareholders, our shareholders may lose some or all of the value of their investments in our common shares.

Our lack of independent directors could adversely affect our company.

We have no independent members of our board of directors. Our board of directors is comprised of three people, all of whom are employed by us. Accordingly, none of our directors is "independent" using the definition set forth in the NASDAQ Marketplace Rules. Although our directors are subject to the fiduciary duties imposed on board members pursuant to British Columbia law, our shareholders do not have the protections afforded by independent directors which are some of the traditional procedural safeguards that protect the interests of minority shareholders. Our lack of independent directors on our board of directors may also make decisions of our board of directors more prone to legal claims or shareholder criticism than if made by a board of directors with independent board members.

Risks Related to Our Common Shares

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our authorized capital consists of an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. We have not issued any preferred shares. Our board of directors may choose to issue some or all of such shares to acquire one or more companies or properties and to fund our overhead and general operating requirements. The issuance of any such shares will reduce the book value per share and may contribute to a reduction in the market price of the outstanding common shares of our company. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Our common shares are illiquid and the price of our common shares may be negatively impacted by factors which are unrelated to our operations.

Although our common shares are currently quoted on the OTC Bulletin Board, relatively few of our shares have been purchased or sold on that market. Even when a more active market is established, trading through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common shares could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common shares, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common shares.

We do not intend to pay cash dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. Because we do not intend to declare cash dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Trading of our stock is restricted by the Securities Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our common shares.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common shares.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read together with the audited financial statements and the notes to the audited financial statements of Dragon International Resources Group Co., Limited for the period from October 5, 2010 (date of inception) to December 31, 2010, the audited financial statements and the notes to the audited financial statements of Yongding Shangzhai Coal Mine Co., Ltd. for the years ended December 31, 2010 and 2009, and the unaudited consolidated financial statements of Dragon International Resources Group Co., Limited for the three months ended March 31, 2011 and 2010 included in this report. This discussion contains forward looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this prospectus titled “Risk Factors” beginning at page 20 above and “Cautionary Statement Concerning Forward-Looking Information” beginning at page 3 above.

It should be noted that whereas the financial information in respect of the period prior to January 1, 2011 reflects the separate operations of Dragon International Resources Group Co., Limited and Yongding Shangzhai Coal Mine Co., Ltd., the financial information from January 1, 2011 to March 31, 2011 reflects the consolidated information of Dragon International Resources Group Co., Limited and Yongding Shangzhai Coal Mine Co., Ltd.

Overview

On May 11, 2011, we completed a reverse acquisition transaction with the shareholders of Dragon International Resources Group Co., Limited pursuant to which we acquired 100% of the issued and outstanding capital stock of Dragon International Resources Group Co. in exchange for an aggregate of 220,522,000 common shares of our company, which constituted 90% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the reverse acquisition.

For accounting purposes, the reverse acquisition transaction with Dragon International Resources Group Co., Limited was treated as a recapitalization, with Dragon International Resources Group Co., Limited as the acquirer and SGB International Holdings Inc. as the acquired party.

As a result of the acquisition of Dragon International Resources Group Co., Limited and the change in business and operations of our company to the business of coal production and sale, a discussion of the past financial results of SGB International Holdings Inc. prior to the acquisition of Dragon International Resources Group Co., Limited is not relevant, and the historical financial results of Dragon International Resources Group Co., Limited, the accounting acquirer, prior to the acquisition are considered the historical financial results of our company. As a result, our management’s discussion and analysis of financial condition and results of operations is based on the operations and audited financial statements of Dragon International Resources Group Co., Limited. for the period from October 5, 2010 (date of inception) to December 31, 2010, the operations and audited financial statements of Yongding Shangzhai Coal Mine Co., Ltd. for the years ended December 31, 2010 and 2009, the operations and unaudited consolidated financial statements of Dragon International Resources Group Co., Limited. for the three months ended March 31, 2011 and 2010.

As a result of the reverse acquisition, we have assumed the business and operations of Yongding Shangzhai Coal Mine Co., Ltd., a wholly-owned subsidiary of Dragon International Resources Group Co., Limited. Yongding Shangzhai Coal Mine Co., Ltd. is a company engaged in coal production and sales by exploring, developing and mining coal properties. Yongding Shangzhai Coal Mine Co., Ltd. owns and operates a coal mine, located at Shangzhai Village, Yongding County, Longyan City of Fujian Province, People’s Republic of China. At the end of 2010, Wardrop Engineering Inc. estimated that the Shangzhai coal mine had a remaining coal reserve of approximately 1,354,000 t as of December 31, 2009, including 416,000 t proven coal reserve and 938000 t probable coal reserve. The mine life will be approximately 15 years at a production rate of 90,000 t/a. The life of mine will be re-evaluated when Shangzhai renewed its mining permit with updated mining area and production rate.

We plan to increase our coal reserves by (i) performing further exploration programs in the current valid mining permit to upgrade our coal resources into the coal reserves; and (ii) expanding the mining boundary, and conducting corresponding feasibility studies with a new mining permit to increase the coal reserves.

Results of Operations of Yongding Shangzhai (Unconsolidated)

For the years ended December 31, 2010 and 2009

The following table sets forth the results of the operations of Yongding Shangzhai on an unconsolidated basis for the year ended December 31, 2010 (“FY2010”) and 2009 (“FY2009”):

	Year Ended December 31, 2010		Year Ended December 31, 2009
	$	% of Sales	$	% of Sales
Net sales	13,617,770	100%	15,409,749	100%
Cost of sales	(6,702,426)	49%	(9,171,294)	60%
Gross profit	6,915,344	51%	6,238,455	40%
Operating expenses	(2,034,217)	15%	(1,398,851)	9%
Profit from operations	4,881,127	36%	4,839,604	31%
Net income	3,017,777	22%	1,861,341	12%

Net Sales

Our revenues are derived from the sales of coal. The overall revenue decreased by $1.8 million or 11.6% from $15.4 million in FY2009 to $13.6 million in FY2010. This decrease was mainly due to a decrease of the production volume by about 82,214 tons or 34.5% from about 238,517 tons in FY2009 to about 156,303 tons in FY2010. The decrease of production volume in FY2010 was attributed to a temporary closure of our mining operations from April to August 2010 as our company was expanding our production capacity by increasing the depth of our mine level, replacing our winch with a larger one and replacing tracks in our mining tunnels. The temporary closure of our coal mine has resulted in about $5 million in revenue losses in FY2010. Since August 2010, the expansion of our mine operations was 70% complete and three out of our five tunnels have been open for operation. We anticipate that our operation will get back to 100% by end of December 2011. We do not anticipate any future temporary closure of our coal mine.

Despite the lower revenue registered in FY2010 compared to FY2009, our average selling price (net of sale tax) for FY2010 increased by $22 per ton or 43% from about $51 in FY2009 to about $73 in FY2010 mainly due to higher market demands.

Cost of Sales

Cost of sales decreased by $2.5 million or 26.9% from $9.2 million in FY2009 to $6.7 million in FY2010, which in line with the decrease of the revenue recorded and production volume in FY2010, albeit the average cost per ton increase by $4.4 per ton or 11.4% from $38.5 per ton in FY2009 to $42.9 per ton in FY2010.

Gross Profit

Our gross profit increased by $0.7 million or 10.9% from $6.2 million in FY2009 to $6.9 million in FY2010 and a higher gross profit margin of 51% in FY2010 as compared to 40% in FY2009. Albeit there was a decrease of production in FY2010, the improved gross profit and gross profit margin was due principally to the higher average selling price of coal in FY2010 from about $51 per ton in 2009 to about $73 per ton in FY2010.

Operating Expenses

Operating expenses increased by $0.6 million or 45.4% from $1.4 million in FY2009 to $2.0 million in FY2010, was attributed mainly to the increased professional fee and entertainment expenses incurred in connection to the financial and operation preparation for the reverse acquisition by SGB International Holdings Inc. and meeting with potential overseas investors.

As a result of the reverse acquisition transaction between SGB International Holdings Inc. and the shareholders of Dragon International, we anticipate that we will incur considerable costs (approximately $200,000 per year) and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

To obtain a mining permit, we are required to pay fees associated with issuance of mining permit. The total fees payable under the mining permit (permit number: 3500000620055) is US$685,343.75 (RMB 4,386,200) payable in 6 installments. We paid the first installment of US$138,469 (RMB 886,200) in 2006 and second installment of US$109,375 (RMB700,000) in 2007. We applied for a postponement of the installment payments and the Fujian Provincial Department of Land and Resources Mining Development Management Bureau consented to the postponement of payments, provided that all outstanding balance must be paid before April 2016. If we do not pay the outstanding balance of this fee, we will not be able to renew our mining permit. We will not be required to pay any interest on the postponed payment for the fees associated with issuance of mining permit.

We are also required to pay the Ecological Environment Rehabilitation Deposit for operating the Shangzhai coal mine, the total of which is about US$596,782 (equivalent to RMB 3.86 million). We paid about US$179,035 (equivalent to RMB 1.16 million (or 30% of the total deposit)) to the Fujian Provincial Land and Resources Bureau on November 18, 2009. As of December 27, 2010, we applied for an extension for payment of this deposit and the balance of about US$417,747 (equivalent to RMB 2.702826 million (or 70% of the total deposit)) now must be paid to the Fujian Provincial Land and Resources Bureau before April 2015 (one year ahead of the expiration of the mining license). We will not be required to pay any interest on the postponed payment for the Ecological Environment Rehabilitation Deposit.

We paid US$772,796 (equivalent to RMB 5 million) as the initial deposit for the fees associated with issuance of our new mining permit C3500002011051120112047. We expect to be advised of the total fees payable for issuance of the new mining permit C3500002011051120112047 by the government authority before December 31, 2011. We intend to apply for a postponement of balance of the installment payments and expect the Fujian Provincial Department of Land and Resources Mining Development Management Bureau to consent to the postponement of payments as they have done so in the past.

Finally, we are required to pay safety risk deposit in the amount of about US$154,560 (equivalent to RMB 1 million) for coal mines with a capacity of up to 60,000 t/a and about US$231,839 (equivalent to RMB 1.5 million) for coal mines with a capacity above 60,000 t/a. On August 26, 2005, we paid about US$154,560 (equivalent to RMB 1 million) to the Yongding County Coal Development Company as a representative of the Yongding County Coal Industry Management Bureau. In 2005, the approved capacity of the Shangzhai Mine was 60,000 t/a. Since April 2006, the approved capacity of the Shangzhai coal mine was increased to 90,000 t/a. According to consultation with the Yongding County Coal Industry Management Bureau in November 2010, there is no regulation that specifically requires a coal mine that has paid the safety risk deposit at an originally approved capacity to increase the safety risk deposit once its capacity is increased. In addition, we have received from Yongding County Coal Industry Management Bureau a confirmation that our safety risk deposit will not increase as the safety risk deposit was an one time fee.

Net Income

Our net income increased by $1.2 million or 62.1% from $1.9 million in FY2009 to $3.0 million in FY2010, the net income as a percentage of net sales has also increased from 12% in FY2009 to 22% in FY2010. The improvement in the net income was attributed mainly to the net effect of (i) a $0.7 million increase in gross profit in FY2010 from FY2009 mainly due to a significant increase of selling price per ton in FY2010; and (ii) a $2.3 million decrease in other non-operating expenses in FY2010 from FY2009 mainly due to a one-off disposal expenses of the old mining equipment in FY2009, was collectively offset by (i) a $0.6 million increase in operating expenses mainly due to the increased professional fee and entertainment expenses incurred in connection to the financial and operational preparation relates to the reverse acquisition by SGB International Holdings Inc and meeting with potential overseas investors; and (ii) a $0.93 million increase in interest expenses mainly due to the increase of loan interest rate payable that increased from 1.5% per month to 2.5% per month in FY2010.

Impact of Inflation

We believe inflation has had a positive impact on our results of operations in 2010. The inflation risk was high in China during 2010 and consumer price index (CPI) ever hit 6.1% and producer price index (PPI) rose 5.1% in November (based on the statistics from the National Bureau of Statistics). Chinese government carried out a serial of financial and monetary policies to control the increasing inflation. We had higher costs or expenses in getting labor, raw material and outsourcing mining work in our operations. Despite the 11.4% increase in our average cost per ton in FY2010 as compared to FY2009, our average selling price per ton has increased by 43% in FY2010 as compared to FY2009. As a result, our gross profit margin was increased from 40% in FY2009 to 51% in FY2010.

Financial Effect of Complying with the Current Mining License of Yongding Shangzhai Coal Mine Ltd.

The financial effect of complying with the current mining license of Yongding Shangzhai Coal Mine Co., Ltd. in YE2009 is summarized below:

	Based on	Complying with
	Current	Current Mining
	Production	License

Production Volume	238,517 tons	90,000 tons

	US$’ million	US$’ million

Net Tangible Assets of Yongding Shangzhai as at December 31, 2009	1.34	0.18

Revenue of Yongding Shangzhai in 2009	15.41	5.81

Net Profit of Yongding Shangzhai in 2009	1.86	0.70

The financial effect of complying with the current mining license of Yongding Shangzhai Coal Mine Co., Ltd. in 2010 is summarized below:

	Based on	Complying with
	Current	Current Mining
	Production	License

Production Volume	156,303 tons	90,000 tons

	US$’ million	US$’ million

Net Tangible Assets of Yongding Shangzhai as at December 31, 2010	4.45	1.92

Revenue of Yongding Shangzhai in 2010	13.62	7.84

Net Profit of Yongding Shangzhai in 2010	3.02	1.74

Impact of Government Regulations

Our mining operation is subject to various government regulations in China, including the People’s Republic of China Coal Law, the People’s Republic of China Mineral Resources Law, and the Environmental Protection Law. We are subject to governmental supervision and regulation by agencies such as the State Council, the National Development and Reform Commission, the Ministry of Commerce of China, the Ministry of Land and Resources of China, the State Administration of Coal Mine Safety, the Ministry of Environmental Protection of China, the Ministry of Construction of China, the National and State Tax Bureaus and/or their local counterparts, the State Administration of Foreign Exchange of China and the State Administration for Industry and Commerce of China.

Exploration, exploitation and mining operations must comply with the relevant provisions of the Mineral Resources Law and other relevant regulations, and are under the supervision of the Ministry of Land and Resources. Exploration and exploitation of mineral resources are also subject to examination and approval by the Ministry of Land and Resources and relevant local authorities. We have applied for and received a mining permit valid until 2016 and a coal production permit valid until 2031. Our management believes that we have complied with the relevant provisions of the Coal Law. We will be forced to terminate our business if we do not have the necessary approvals from the relevant government offices. Mineral products illegally extracted and incomes derived from such activities may be confiscated and may result in fines, revocation of the mining permit and, in serious circumstances, criminal liability. Because we have mined and produced coal from an area beyond the area covered by our valid mining permit, we may be subject to fine or revocation of our mining permit. However, our management believes that the likelihood of any enforcement action is low as we have applied for and obtained in May of 2011 another mining permit covering an additional 6.8 km2 of mining area. We have applied for and received our mining permit (*3500000620055) valid until April of 2016.

Pursuant to the Environmental Protection Law, MEP is empowered to formulate national environmental quality and discharge standards and to monitor China’s environmental system. Violators of the Environmental Protection Law and various environmental regulations may be subject to warnings, payment of damages and fines. Any entity undertaking construction work or manufacturing activities before the pollution and waste control and processing facilities are inspected and approved by the environmental protection department may be ordered to suspend production or operations and may be fined. The violators of relevant environmental protection laws and regulations may be exposed to criminal liability if violations result in severe loss of property, personal injuries or death. Our management is of the view that we are in compliance with the Environmental Protection Law and various environmental regulations. We have not received any notice from the relevant government authorities advising us that we are in violation of the Environmental Protection Law or various environmental regulations.

Results of Operations of Dragon International (Unconsolidated)

For the period from October 5, 2010 (date of inception) to December 31, 2010

During the period from October 5, 2010 (date of inception) to December 31, 2010, Dragon International incurred expenses of $7,334, entirely consisting of administrative and other operating costs. The administrative and other operating costs primarily consisted of incorporation costs and professional fees.

Results of Operations of Dragon International (Consolidated)

For the three months ended March 31, 2011 and 2010

The following table sets forth the results of our operations for the three months ended March 31, 2011 (“2011Q1”) (on a consolidated basis comprised of International Dragon and Yongding Shangzhai) and 2010 (“2010Q1”) (on non-consolidated basis comprised only Yongding Shangzhai) :

	Three Months Period Ended		Three Months Period Ended
	March 31, 2011		March 31, 2010
	$	% of Sales	$	% of Sales
Net sales	1,931,397	100%	3,380,829	100%
Cost of sales	1,292,095	67%	1,895,382	56%
Gross profit	639,302	33%	1,485,447	44%
Operating expenses	1,040,521	54%	543,700	16%
Profit from operations	(401,219)	21%	941,747	28%
Net (loss)/income	(416,696)	22%	906,825	27%

Net Sales

Our revenues are derived from the sales of coal. The overall revenue decreased by $1.4 million or 43% from $3.38 million in 2010Q1 to $1.93 million in 2011Q1, due mainly to a decrease of the production volume by 24,792 tons or 59% from about 43,349 tons in 2010Q1 to about 18,557 tons in 2011Q1 due mainly to the continuing expansion and construction of the mining facilities, we only attained 30% production capacity in the period of 2011Q1. Even though we have completed 70% of our expansion and three out of five tunnels have been open for operations, we only attained 30$ production capacity because of the three tunnels completed, one is for coal production, another one is for transport of miners and the last one is for ventilation. The two remaining tunnels that have yet been completed will be used for coal production.

Despite the lower revenue registered in 2011Q1 as compared to 2010Q1, our average selling price for 2011Q1 increased by $26 per ton or 33% from about $78 per ton in 2010Q1 to about $104 per ton in 2011Q1 mainly due to higher market demands.

Cost of Sales

Cost of sales decreased by $603,287 or 32% from $1.89 million in 2010Q1 to $1.29 million in 2011Q1, in line with the decrease of the revenue recorded and production volume in 2011Q1 albeit the average cost per ton increase by $26 per ton or 59% from about $44 per ton in 2010Q1 to about $70 per ton in 2011Q1 due principally to the increase in labor costs and certain mining materials.

Gross Profit

In line with the lower revenue registered, our gross profit decreased by $846,145 or 57% from $1.48 million in 2010Q1 to $0.64 million in 2011Q1. With higher costs incurred for labor costs and certain mining material costs in 2011Q1, the Company registered a lower gross profit margin of 33% in 2011Q1 as compared to 44% in 2010Q1. Our labor costs and mining material costs increased in 2011Q1 because of general inflation in China. We anticipate that we will have to adjust and be prepared for higher labor costs and mining material costs due to the inflationary trend of Chinese economy.

Operating Expenses

Operating expenses increased by $496,821 or 91% from $543,700 in 2010Q1 to $1,040,521 in 2011Q1, due principally to (i) the increase in the salary for the management team; (ii) the increase in professional fees paid to lawyers, auditors valuator in preparation of materials for public disclosure; (iii) the increase in loan interest expenses.

As a result of the reverse acquisition transaction between SGB International Holdings Inc. and the shareholders of Dragon International in 2011Q2, we anticipate that we will incur considerable costs (approximately $200,000 per year) and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

Net (loss)/Income

With the lower gross profit and higher operating expenses recorded in 2011Q1 relative to 2010Q1, a net loss of $416,696 was registered in 2011Q1 vis-à-vis a net profit of $906,825 attained in 2010Q1.

Impact of Inflation

We believe inflation has had a net negative impact on our results of operations in 2011Q1. The inflation risk was high in China during 2011Q1 and consumer price index (CPI) average at 5% and quarterly producer price index (PPI) rose 7.1% year-to-year (based on the statistics from the National Bureau of Statistics). Chinese government has carried out a serial of financial and monetary policies to control the increasing inflation.

Financial Effect of Complying with the Current Mining License of Yongding Shangzhai Coal Mine Ltd.

The production volume for the three-months period ended March 31, 2010 and 2011 was 43,349 tons and 18,557 tons respectively, which operated within the current mining license of 90,000 tons per annum.

Liquidity and Capital Resources

Working Capital at December 31, 2010 and 2009

	December 31,	December 31,
	2010	2009
Cash	$526,564	$395,733
Current Assets	$2,824,908	$780,721
Current Liabilities	$2,290,552	$3,615,805
Working Capital (Deficit)	$534,356	$(2,835,084)

As of December 31, 2010, we had cash of $526,564. Our working capital was $534,356. The ratio of current assets to current liabilities was 1.23:1 at December 31, 2010.

Working Capital at March 31, 2011 and December 31, 2010

	March 31,	December 31,
	2011	2010
Cash	$218,538	$526,564
Current Assets	$2,596,230	$2,824,908
Current Liabilities	$2,231,993	$2,035,712
Working Capital (Deficit)	$364,237	$789,196

As of March 31, 2011, we had cash of $218,538. Our working capital was $364,237. The ratio of current assets to current liabilities was 1.16:1 at March 31, 2011.

Cash Flows

For the years ended December 31, 2010 and 2009

The following summarizes cash provided by or used in each of the indicated types of activities during the years ended December 31, 2010 and 2009:

	December 31,	December 31,
	2010	2009
Net cash provided by operating activities	$2,453,982	$5,595,668
Net cash used in investing activities	$4,517,961	$1,016,390
Net cash provided by/(used in) financing activities	$2,180,720	$(4,271,451)
Cash and cash equivalents at end of year	$526,564	$395,733

Net cash provided by operating activities was $2.5 million in FY2010 as compared to net cash provided by operating activities of $5.6 million in FY2009. The decreases in cash inflow resulted primarily from an advances made to a third party contractor in FY2010 in connection to the improvement made on the current mining structure. .

Net cash used in investing activities was $4.5 million in FY2010 as compared to $1.0 million in FY2009. The increase in cash outflow resulted primarily from purchase of mining equipment and expansion of the current mine tunnel.

A total $2.2 million of net cash was provided by the financing activities in FY2010 vis-à-vis to a $4.3 million of net cash used in financing activities in FY2009. In FY2010, there was a $5.5 million of loan received that netted-off with a $3.3 million of loan repayments. In FY2009, there was a $5.0 million of loan repayment netted-off with a $0.7 million of loan received.

For the three months ended March 31, 2011 and 2010

The following summarizes cash provided by or used in each of the indicated types of activities during the three months ended March 31, 2011 and 2010:

	March 31,	March 31,
	2011	2010
Net cash provided by operating activities	$(10,381)	$723,160
Net cash used in investing activities	$(1,302,390)	$(129,693)
Net cash provided by/(used in) financing activities	$999,562	$175,766
Cash and cash equivalents at end of year	$218,538	$1,165,184

Net cash used in operating activities was $10,381 in 2011Q1 vis-à-vis net cash generated from operating activities of $723,160 in 2010Q1, due principally to (i) the increases in operating expenses and costs of certain raw material; and (ii) the decreases in production volume and revenue in 2011Q1 as the Company still in progress of recovering from the temporary closure of the mine since 2011amid the continuing construction on the infrastructure of the mine.

Net cash used in investing activities was $1.3 million in 2011Q1 as compared to $129,693 in 2010Q1. The increase in cash outflow resulted primarily from the continuing purchases of mining equipment and expansion of the current mine tunnel amid the continuing improvement on the infrastructure of the mine.

About $1.0 million of net cash was provided by the financing activities in 2011Q1 as compared to $175,766 in 2010Q1, due principally to advances from a director in 2011Q1 as working capitals for the Company.

Cash Requirements

Based on our current expectations, we believe our cash, and cash generated from operations will satisfy our working capital needs, and other liquidity requirements associated with our existing operations through the remainder of this year. We anticipate that we will need about $3.5 million for the short term (for the next 12 months) as capital expenditure for the current coal mine. We anticipate that we will need about $15 million in the long term (for the period in excess of the next 12 months) mainly to be used for additional capital expenditure on the mine structure, repayments of debts and the remaining outstanding balances on the mining license. The expansions plans for our mine operations will in areas covered by our mining permits. We plan to expend $15 million for purpose of boosting the annual production in other section of the areas covered by our mining permits and strengthening the safety and environmental protection, which mainly comprise of improving and expanding current mining capacities and constructing new mining areas, storage areas and purchasing new machineries. We may finance these expansion plans with our operating working capitals and such other methods as shall be deemed appropriate by our management. We also plan to continue seeking opportunities to expand our existing mining operations by acquiring additional coal mining rights from other mining operators , and we expect to finance such acquisitions through the issuance of debt or equity securities.

If we require additional financing to fund our operations, we expect to obtain funds through the equity or debt financing. Raising additional financing by issuing equity securities will dilute our existing stockholders' ownership interests in our company. Obtaining commercial or other loans will increase our liabilities and future cash commitments.

We have received unsecured long-term loans from Mr. Chen Yongle and Mr. Lin Longwen, a majority shareholder of our company. Our company obtained the loans from these individual in order to fund the expansion and building of our mining infrastructure. These loans are due between July 30, 2013 to December 31, 2013. As our company has been able to generate cash from our mining operations to satisfy our working capital needs, we do not intend to obtain loans from Messrs. Yongle and Wenlong in the near future. Messrs. Chen and Lin both also agree that once Yongding Shangzhai completes its listing in the US capital market, they are willing to negotiate with our company to convert their loans into shares of our company. However, we have not reached any agreement on such conversion and have not set the effective per share price upon which their long-term loans will be converted.

There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to delay or scale down some or all of our operations or perhaps even cease our operations.

A majority of our revenues and operating expenses are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans.

We may purchase foreign exchange for settlement of “current account transactions,” including payment of dividends by Yongding Shangzhai to Dragon International or SGB International Holdings Inc., without the approval of SAFE. However, the relevant PRC governmental authorities may limit or eliminate the ability to purchase foreign currencies in the future. Since a significant amount of future revenues will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund its business activities outside of China denominated in foreign currencies. Foreign exchange transactions under the capital account are still subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect the ability of our company to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions to Yongding Shangzhai from SGB International Holdings Inc. or Dragon International.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Properties

Our Offices

Our principal office is located at Jinhuai Middle Street, Hong Hua Yuan Block 1 Unit 907, Fengze District, Quanzhou City, Fujian Province, PRC China 362300. Our telephone number is +86-13611930299. Our officer and director have enabled us to make use of the office space at no cost to us and with no lease commitment. We believe that the condition of our principal office in People’s Republic of China is satisfactory, suitable and adequate for our current needs.

Our Coal Property

The description of our coal property is under the section entitled “Business”.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of May 11, 2011 certain information with respect to the beneficial ownership of our common shares by each stockholder known by us to be the beneficial owner of more than 5% of our common shares, by each of our directors, our named executive officers, and executive officers, and by our directors and executive officers as a group. We have determined the number and percentage of shares beneficially owned by such person in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This information does not necessarily indicate beneficial ownership for any other purpose.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Longwen Lin Jinhuai Middle Street, Hong Hua Yuan Block 1 Unit 907 Fengze District, Quanzhou City, Fujian Province PRC China 362300	Common Shares	198,469,800	Direct	81%
Xin Li 909-6081 No. 3 Road Richmond, BC Canada V6Y 2B2	Common Shares	1,346,215	Indirect(2)	*
Thomas Tze Khern Yeo Blk 215, Pasir Ris Street 21, # 05-270 Singapore 510215	Common Shares	2,205,220	Direct	*
Peifeng Huang Jinhuai Middle Street, Hong Hua Yuan Block 1 Unit 907 Fengze District, Quanzhou City, Fujian Province PRC China 362300	Common Shares	Nil	N/A	*
Directors and Executive Officers as a Group (4 persons)	Common Shares	202,021,235		82.45%

Notes

* Less than 1%

(1) Percentage of ownership is based on 245,024,446 shares of our common shares issued and outstanding as of May 11, 2011. Except as otherwise indicated, we believe that the beneficial owners of the common shares listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common shares subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Mr. Xin Li owns 8.08% of SGB C&C Investment Ltd., a British Columbia company which owns 11,685,833 shares and he also owns 50% of Can-US International Capital Group Inc. which owns 804,000 shares.

Changes in Control

We are unaware of any arrangement the operation of which may at a subsequent date result in a change of control of our company.

Directors and Executive Officers

Our directors and executive officers, their age, positions held, and duration of such, are as follows:

Name	Position Held with our Company	Age	Date First Elected or Appointed
Longwen Lin	Chairperson, President, and Director	50	May 11, 2011
Xin Li	Chief Executive Officer and Director	51	September 9, 2008
Peifeng Huang	Director	33	May 11, 2011
Thomas Tze Khern Yeo	Chief Financial Officer and Corporate Secretary	38	May 11, 2011

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed

Longwen Lin, Chairperson, President, and Director

Mr. Lin served as the president of Jindong Metal Industry Co., Ltd from 1995 to 2005 and has been a coal mining consultant for the Company and assisting in building up the Company from a bare land to fully operational mining company since 2006. Mr. Longwen Lin was general manager of Yongding Shangzhai from 2007 to present. Mr. Lin graduated from Fujian Geosciences University with a degree in Metal Casting.

Mr. Lin has been our Chairperson, President, and director since May 11, 2011 after the reverse acquisition of Dragon International.

We believe Mr. Lin is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experiences described above.

Xin Li, Chief Executive Officer and Director

Mr. Li has been a director of our company since September 9, 2008 and Chief Executive Officer since January 14, 2009. Mr. Li served as our President from September 9, 2008 to May 11, 2011 and our Chief Financial Officer from January 14, 2009 to May 11, 2011. Mr. Li also served as our Secretary from September 9, 2008 to January 14, 2009.

Mr. Li has served as a director of China National Resources Development Holdings Ltd. from 2003 to 2006. From 2006 to 2008, Mr. Li was involved in the business of real estate investment in Canada and served as the corporate strategic development officer of a private company, Yong Fu Real Estate Group Co., Ltd. He has also been the President and Chief Executive Officer of SGB C&C Investments Ltd. from July 2008 to present.

We believe Mr. Li is qualified to serve on our board of directors because of his knowledge of our company’s history and operations in addition to his business experiences described above.

Peifeng Huang, Director

Mr Huang has served as a production manager of Tong Duan Ping Coal Mine in Fujian Province from 1997 to 2005 and has served as coal mine production director of Yongding Shangzhai since 2006. Mr. Huang graduated from Fujian Coal University with a degree in coal mining.

Mr. Huang has been our director since May 11, 2011 after the reverse acquisition of Dragon International.

We believe Mr. Huang is qualified to serve on our board of directors because of his knowledge of our current operations in addition to his education and business experiences described above.

Thomas Tze Khern Yeo, Chief Financial Officer and Corporate Secretary

Mr. Yeo has been our Chief Financial Officer and Corporate Secretary since May 11, 2011 after the reverse acquisition of Dragon International.

Mr Yeo is also the Chief Financial Officer and Company Secretary of a Singapore Main Board listed company, Sunshine Holdings Limited since 2009. Mr Yeo has served as an executive management staff of PKF Accounting Firm in Shanghai from 2007 to 2008, a senior manager of Lehman Brown Accounting firm in Shanghai from 2006 to 2007 and served as a audit manager in Ernst and Young Beijing Office and Singapore office from 1999 to 2006. Mr Yeo has years of working experience in accounting and financial management in private held and public-listed companies and also as an auditor in a big-four audit firm. Mr Yeo is non-practicing member of CPA Singapore, Australia and Hong Kong with a Master in Practicing Accounting from Monash University Australia. Mr. Yeo has been our Chief Financial Officer and Corporate Secretary since May 11, 2011 after the reverse acquisition of Dragon International.

Mr. Yeo currently devotes approximately 50% of his working time to our company and approximately 50% of his working time to Sunshine Holdings Limited. We expect Mr. Yeo to follow the provisions in Business Corporations Act (British Columbia) relating to conflicts of interest when encountering a potential transaction involving conflicts of interest arising from his positions at Sunshine Holdings Limited and our company. Generally, we expect Mr. Yeo to provide our board of directors notice of any conflict arising from his involvement with Sunshine Holdings Limited and refrain from participating in decision making in any transactions that he may have a conflict of interests because of his involvement with Sunshine Holdings Limited.

Term of Office

Our directors cease to hold office immediately before their election at an annual general meeting or their appointment by the unanimous resolution of our shareholders, but are eligible for re-election or re-appointment. Notwithstanding the foregoing, our directors hold office until their successors are elected or appointed, or until their deaths, resignations or removals. Our officers hold office at the discretion of our board of directors, or until their deaths, resignations or removals.

Family Relationships

There are no family relationships between our directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2010;

(b)

each of our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2010 who had total compensation exceeding $100,000; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as executive officer at December 31, 2010,

who we will collectively refer to as the named executive officers, for all services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2010 and 2009 are set out in the following summary compensation table:

Summary Compensation Table – Years Ended December 31, 2010 and 2009

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	NonEquity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Longwen Lin(1) President, Chairperson and Director	2010 2009	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Thomas Tze Khern Yeo(2) CFO and Corporate Secretary	2010 2009	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Peifeng Huang(3) Chief Operating Officer and Director	2010 2009	11,164 7,378	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	602 593	602 593
Xin Li(4) CEO and Director and Former President and CFO	2010 2009	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	5,817.60 7,756.80(5)	5,817.60 7,756.80

Notes

(1)

On May 11, 2011, we acquired Dragon International Resources Group Co., Limited in a reverse acquisition transaction and, in connection with that transaction, Mr. Lin was appointed as our Chairperson, President, and director. The amounts in this table reflect compensation paid by Yongding Shangzhai Coal Mine Co., Ltd. to Mr. Lin during the years indicated.

(2)

On May 11, 2011, we acquired Dragon International Resources Group Co., Limited in a reverse acquisition transaction and, in connection with that transaction, Mr. Yeo was appointed as our Chief Financial Officer and Corporate Secretary. The amounts in this table reflect compensation paid by Yongding Shangzhai Coal Mine Co., Ltd. to Mr. Yeo during the years indicated.

(3)	Includes fees paid for services on the board of directors of Dragon International Resources Group Co., Limited or Yongding Shangzhai Coal Mine Co., Ltd.

(4)

On May 11, 2011, Mr. Li resigned as our President and Chief Financial Officer in connection with a reverse acquisition of Dragon International Resources Group Co., Limited. Mr. Li remains our Chief Executive Officer and a director of our company. Mr. Li has been a director of our company since September 9, 2008 and Chief Executive Officer since January 14, 2009. Mr. Li served as our President from September 9, 2008 to May 11, 2011 and our Chief Financial Officer from January 14, 2009 to May 11, 2011. Mr. Li also served as our Secretary from September 9, 2008 to January 14, 2009.

(5)

For the year ended December 31, 2009, our company incurred management service fees totalling $72,000 to SGB C&C Investment Ltd. and for the year ended December 31, 2010, our company incurred management service fees totalling $96,000 to SGB C&C Investment Ltd. Mr. Li is a 8.08% owner of SGB C&C Investment Ltd.

Employment Agreements

We have not entered into any employment agreement or consulting agreement with our directors or executive officers.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of December 31, 2010.

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Longwen Lin	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Thomas Tze Khern Yeo	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Xin Li	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Peifeng Huang(1)	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Compensation of Directors

The following table sets forth the compensation of our directors who are not our named executive officers for the year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stuart Wooldridge(1)	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Jun Huang(2)	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Xin Li	13,435.50	Nil	Nil	Nil	Nil	Nil	13,435.50

(1)	Mr. Wooldridge resigned as a director on May 11, 2011 in connection with a reverse acquisition of Dragon International.

(2)

Mr. Huang decided not to run for re-election as a director at our annual and special meeting of shareholders held on November 30, 2010 and as a result, he ceased being a director following the meeting.

We have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons, Promoters, and Certain Control Persons

Other than as disclosed below, there has been no transaction, since January 1, 2008, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any beneficial owner of shares carrying more than 5% of the voting rights attached to our outstanding common shares;

(iii)

Any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common shares, that acquired control of our company when it was a shell company; and

(iv)	Any immediate family member (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

On November 12, 2008, we issued 1,500,000 common shares to SGB C&C Investment Ltd. at a price of CDN$0.10 per share for gross proceeds of CDN$150,000. SGB C&C Investment Ltd. is a British Columbia company owned by Ming Li (13.16%), Jing Li (14.23%), Debbie Tin (7.14%) and Xin Li (16.47%) . Mr. Li served as our President and director from September 9, 2008 to May 11, 2011 and our Chief Executive Officer and Chief Financial Officer from January 14, 2009 to May 11, 2011. Mr. Li also served as our Secretary from September 9, 2008 to January 14, 2009.

On January 1, 2010 we entered into a service agreement with Xin Li. Pursuant to this agreement, we agreed to accrue $984 (CDN$1,000) monthly as director fee. On March 31, 2010, Mr. Li agreed to convert the accrued director fee of $2,952 for the period from January 1 to March 31, 2010 and the accrued director fee of $12,403 for the period from July 1 to September 30, 2009 owed by us to shareholder’s loan.

On December 31, 2009, Xin Li agreed to convert the accrued director fee of $8,269 owed by us for the period of May to June 2009 to shareholder’s loan. And, Xin Li voluntarily waived the director fee of this quarterly from October to December 2009. On June 30, 2010, Xin Li agreed to convert the accrued director fee of $2,918 for the period from April 1 to June 30, 2010 owed by us to shareholder’s loan.

From April 1, 2009 to June 30, 2010, we incurred quarterly management fee for the total of $150,032 to SGB C&C Investment Ltd., a holder of 11,685,833 common shares of our company, representing approximately 51.2% of our issued and outstanding common shares as of October 26, 2010.

During the year ended March 31, 2010 and the three month period ended June 30, 2010, SGB C&C Investment Ltd. loaned us $181,905 (CDN$193,661) for expenses and management fee to be incurred by us. The amount is non-interest bearing, unsecured, and due on demand.

On May 11, 2011, we acquired Dragon International Resources Group Co., Limited pursuant to a share exchange agreement dated April 12, 2011 made by and between SGB International Holdings Inc., Dragon International, the shareholders of Dragon International, and Yongding Shangzhai Coal Mine Co., Ltd. Pursuant to the terms of the share exchange agreement, we acquired all of the outstanding capital stock and ownership interests of Dragon International from its shareholders in exchange for an aggregate of 220,522,000 common shares of our company. Longwen Lin, who became our Chairperson, President, and director in connection with this transaction received 198,469,800 common shares of our company, while Thomas Tze Khern Yeon, who became our Chief Financial Officer and Corporate Secretary in connection with this transaction received 2,205,220 common shares of our company.

Director Independence

We currently act with three directors consisting of Longwen Lin, Xin Li, and Peifeng Huang. Our common shares are quoted on the OTC Bulletin Board operated by FINRA (the Financial Industry Regulatory Authority), which does not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we do not have any independent director.

Legal Proceedings

We know of no material pending legal proceedings to which our company is a party or of which any of our property is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any director, officer or affiliate of our company, or any registered or beneficial stockholder of our company, or any associate of any such director, officer, affiliate, or stockholder is a party adverse to our company or has a material interest adverse to our company.

Market Price of and Dividends on Our Common Stock and Related Stockholder Matters

Market information

Our common shares are quoted on the OTC Bulletin Board of the Financial Industry Regulatory Authority, Inc. Our symbol is “SGBHF” and our CUSIP number is 78417V 104. There were no trades of our common shares made through the facilities of the OTC Bulletin Board for each quarterly period within the years ended December 31, 2010 and 2009.

Set forth below are the range of high and low bid quotations for the period indicated as reported by the OTC Bulletin Board. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Quarter Ended	Bid High	Bid Low
March 31, 2011	$0.10	$0.00

Transfer Agent

The transfer agent and registrar for our common shares is Pacific Stock Transfer Company 500 E. Warm Springs Road, Suite 240, Las Vegas NV 89119 (702) 361-3033.

Holders of Common Shares

As of May 11, 2011, there were 63 holders of record of our common shares. As of such date, 245,024,446 shares were issued and outstanding.

Dividends

We have not declared any dividends on our common shares since the inception of our company. There is no restriction in our articles that will limit our ability to pay dividends on our common shares. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes certain information regarding our equity compensation plans as at December 31, 2010.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	Nil	N/A	2,282,044
Equity compensation plans not approved by security holders	Nil	N/A	Nil
Total	Nil	N/A	2,282,044

2010 Equity Compensation Plan

On October 27, 2010, our board of directors approved and adopted our 2010 equity compensation plan and on November 30, 2010, our shareholders approve the plan. Pursuant to the plan, our board of directors may grant stock options or stock awards to employees, directors, officers or consultants of our company or subsidiary. A maximum of 10% of the total issued and outstanding common shares of our company at the time of grant may be issued upon exercise of stock options granted under the plan or as stock awards granted under the plan.

Recent Sales of Unregistered Securities

On November 12, 2008, we issued 1,500,000 common shares to SGB C&C Investment Ltd. at a price of CDN$0.10 per share for gross proceeds of CDN$150,000. We issued these common shares to one non-U.S. person (as that term is defined in Regulation S promulgated under the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On January 17, 2011, we granted our directors and one consultant stock options to purchase an aggregate of 2,282,044 common shares of our company at an exercise price of CDN$0.10 per share for a term expiring January 17, 2012. The options are fully vested upon grant. We granted these stock options to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying on Section 4(2) of the Securities Act of 1933, as amended and/or Rule 506 promulgated pursuant to the Securities Act of 1933, as amended.

On February 2, 2011 Can-US Int’l Capital Group Inc. exercised their option to purchase 900,000 common shares of our company. On February 18, 2011, we issued 900,000 common shares of our company to Can-US Int’l Capital Group Inc. We issued the shares to one non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) relying on Section 4(2) of the Securities Act of 1933, as amended and/or Rule 506 promulgated pursuant to the Securities Act of 1933, as amended.

On March 8, 2011 Can-US Int’l Capital Group Inc. exercised their option to purchase 782,000 common shares of our company. On March 8, 2011, we issued 782,000 common shares of our company to Can-US Int’l Capital Group Inc. We issued the shares to one non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) relying on Section 4(2) of the Securities Act of 1933, as amended and/or Rule 506 promulgated pursuant to the Securities Act of 1933, as amended.

On May 11, 2011, we acquired Dragon International Resources Group Co., Limited pursuant to a share exchange agreement dated April 12, 2011 made by and between SGB International Holdings Inc., Dragon International Resources Group Co., Limited, the shareholders of Dragon International Resources Group Co., Limited, and Yongding Shangzhai Coal Mine Co., Ltd. Pursuant to the terms of the share exchange agreement, we acquired all of the outstanding capital stock and ownership interests of Dragon International Resources Group Co., Limited from its shareholders. In exchange, we issued an aggregate of 220,522,000 common shares of our company to six non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Description of Securities

General

We are authorized to issue an unlimited number of common shares without par value and an unlimited number of preferred shares without par value. As of May 11, 2011, there were 245,024,446 common shares issued and outstanding and no preferred shares issued and outstanding.

Common Shares

The holders of our common shares are entitled to cast one vote for each common share held on all matters submitted to a shareholder vote. The holders of our common shares do not have cumulative voting rights. Generally, the approval for corporate actions that do not significantly affect our company or share value, requires a simple majority of the votes cast at a meeting of shareholders. Generally, the approval for certain extraordinary corporate actions, such as the sale of all or substantially all of our assets, an amalgamation, or a change in the authorized share structure, requires two-thirds of the votes cast at a meeting of shareholders.

Subject to the rights of the holders of any preferred shares, the holders of our common shares are entitled to dividends at such times and in such amounts as the directors may in their discretion from time to time declare. In the event of liquidation or dissolution of our company or other distribution of the assets of our company among our shareholders for the purpose of winding up our affairs, whether voluntary or involuntary, the holders of common shares are entitled, after the distribution to the holders of any preferred shares, to participate rateably in the distribution of all of the remaining property assets of our company.

Preferred Shares

Our preferred shares may be issued from time to time in one or more series. The directors of our company are authorized to provide by resolution or resolutions duly adopted prior to issuance, for the creation of each such series of the preferred shares and to fix the designation and the powers, preferences, rights, qualifications, limitations, and restrictions relating to the shares of each such series. Subject to the Business Corporations Act (British Columbia), the directors may, by resolution, if none of the shares of any particular series are issued, alter the articles of our company and authorize the alteration of the notice of articles of the Company, as the case may be, to do one or more of the following:

  determine the maximum number of shares of that series that we are authorized to issue and the value thereof, determine that there is no such maximum number, or alter any such determination;

  create an identifying name for the shares of that series, or alter any such identifying name; and

  attach special rights or restrictions to the shares of that series, or alter any such special rights or restrictions, including rights and restrictions relating to voting, dividends, redemption, dissolution, conversion, and exchange.

The powers, preferences and relative, participating, optional and other special rights of each series of the preferred shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of the preferred shares must be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

The holders of the preferred shares are entitled, on the liquidation or dissolution of our company, whether voluntary or involuntary, or on any other distribution of our assets among our shareholders for the purpose of winding up our affairs, to receive, before any distribution is made to the holders of our common shares or any other shares of our company ranking junior to the preferred shares with respect to the repayment of capital of the liquidation or dissolution of our company, whether voluntary or involuntary, or on any other distribution of our assets among our shareholders for the purpose of winding up our affairs, the amount paid up with respect to each preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends (if any and if preferential) thereon, which for such purpose must be calculated as if such dividends were accruing on a day-today basis up to the date of such distribution, whether or not earned or declared, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon. After payment to the holders of the preferred shares of the amounts so payable to them, they must not, as such, be entitled to share in any further distribution of the property or assets of our company, except as specifically provided in the special rights and restrictions attached to any particular series.

Change in Control

There are no provisions in our articles that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or subsidiary, such as merger, reorganization, tender offer, sale or transfer of substantially all of our assets, or liquidation.

Indemnification of Directors and Officers

Business Corporations Act (British Columbia)

Division 5 of Part 5 of the Business Corporations Act (British Columbia) provides that a corporation may (a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable and (b) after the final disposition of an eligible proceeding, pay the expenses (not including judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

An “eligible party” means an individual who (a) is or was a director or officer of the corporation, (b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the corporation, or (ii) at the request of the corporation, or (c) at the request of the corporation, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity. An “eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

A corporation must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided the corporation first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited, the eligible party will repay the amounts advanced.

A corporation must not indemnify an eligible party or pay the expenses of an eligible party if any of the following circumstances apply:

  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the corporation was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation or the associated corporation, as the case may be;

  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the corporation or by or on behalf of an associated corporation, the corporation must not (a) indemnify the eligible party in respect of the proceeding or (b) pay the expenses of the eligible party in respect of the proceeding.

A corporation may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation.

Articles

Our articles provide that our directors must cause our company to indemnify our directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act (British Columbia) and each director is deemed to have contracted with our company on this term.

Manning Elliott LLP

On July 31, 2009, we dismissed Manning Elliott LLP as our principal independent accountant, and on July 31, 2009, we engaged Stan Jeong-Ha Lee as our principal independent accountant. The decision to dismiss Manning Elliott and to appoint Stan Lee was recommended by our board of directors.

Manning Elliott’s report on our financial statements for either of the two previous fiscal years ended March 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During our two previous fiscal years ended March 31, 2009 and 2008 and in the subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedures, which disagreement(s), if not resolved to the satisfaction of Manning Elliott, would have caused Manning Elliott to make reference to the subject matter of the disagreement(s) in connection with its report.

During our two pervious fiscal years ended March 31, 2009 and 2008 and in the subsequent interim period through the date of resignation, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

We provided Manning Elliott with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Current Report on Form 8-K, and if not, stating the respects with which it does not agree. A copy of the letter provided from Manning Elliott is filed as an exhibit to this Current Report on Form 8-K.

During our two previous fiscal years ended March 31, 2009 and 2008 and in the subsequent interim period through the date of appointment, we have not consulted with Stan Lee regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Stan Lee provided to us a written report or oral advice that Stan Lee concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with Stan Lee regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 3.02 Unregistered Sales of Equity Securities.

On May 11, 2011, we acquired Dragon International Resources Group Co., Limited pursuant to a share exchange agreement dated April 12, 2011 made by and between SGB International Holdings Inc., Dragon International Resources Group Co., Limited, the shareholders of Dragon International Resources Group Co., Limited, and Yongding Shangzhai Coal Mine Co., Ltd. Pursuant to the terms of the share exchange agreement, we acquired all of the outstanding capital stock and ownership interests of Dragon International Resources Group Co., Limited from its shareholders. In exchange, we issued an aggregate of 220,522,000 common shares of our company to six non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.01 Changes in Control of Registrant.

On May 11, 2011, we acquired Dragon International Resources Group Co., Limited pursuant to a share exchange agreement dated April 12, 2011 made by and between SGB International Holdings Inc., Dragon International Resources Group Co., Limited, the shareholders of Dragon International Resources Group Co., Limited, and Yongding Shangzhai Coal Mine Co., Ltd. Pursuant to the terms of the share exchange agreement, we acquired all of the outstanding capital stock and ownership interests of Dragon International Resources Group Co., Limited from its shareholders in exchange for an aggregate of 220,522,000 common shares of our company.

Prior to the acquisition of Dragon International Resources Group Co., Limited, Longwen Lin held 9,400,000 out of 10,000,000 outstanding shares of Dragon International Resources Group Co., Limited. Pursuant to the share exchange agreement, Mr. Lin transferred these shares to our company and on May 11, 2011, we issued 198,469,800 common shares of our company. Mr. Lin now owns 81% of the issued and outstanding common shares of our company.

We are unaware of any arrangement the operation of which may at a subsequent date result in a change of control of our company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2011, our board of directors appointed Longwein Lin and Peifeng Huang as directors of our company in connection with the reverse acquisition of Dragon International Resources Group Co., Limited. On May 11, 2011, Stuart Wooldridge, our former Secretary and director, resigned as a director of our company. As a result, our current board of directors consists of Longwen Lin, Xin Li and Peifeng Huang.

On May 11, 2011, our board of directors appointed Mr. Longwen Lin to serve as our Chairperson and President and Mr. Thomas Tze Khern Yeo to serve as our Chief Financial Officer and Secretary, effective at the closing of the reverse acquisition of Dragon International Resources Group Co., Limited. Also on May 11, 2011, Xin Li resigned as the President and Chief Financial Officer of our company and Stuart Wooldridge resigned as an officer of our company.

Item. 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 11, 2011, our board of directors approved a change in our fiscal year end from March 31 to December 31, which is the fiscal year end of Dragon International Resources Group Co., Limited. This change is being effectuated in connection with the reverse acquisition transaction described in Item 2.01 of this current report on Form 8-K above.

Item 5.06 Changes in Shell Company Status.

Management has determined that, as a result of our reverse acquisition of Dragon International Resources Group Co., Limited on May 11, 2011, our company has ceased to be a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Please refer to Item 2.01 and a section entitled “Business” of this current report on Form 8-K for a description of the acquisition of Dragon International and the business of our company following the acquisition of Dragon International.

Item 9.01 Financial Statements and Exhibits.

Financial Statements of Yongding Shangzhai Coal Mine Co., Ltd.

The following audited financial statements of Yongding Shangzhai Coal Mine Co., Ltd. prepared in accordance with United States generally accepted accounting principles and stated in United States dollars are included herein:

1. Report of Independent Registered Public Accounting Firm dated April 12, 2011;

2. Balance Sheets as of December 31, 2010 and 2009;

3. Statements of Income and Comprehensive Income for years ended December 31, 2010 and 2009;

4. Statements of Shareholders’ Equity for years ended December 31, 2010 and 2009;

5. Statements of Cash Flows for years ended December 31, 2010 and 2009;

6. Notes to Financial Statements;

7. Report of Independent Registered Public Accounting Firm dated April 12, 2011;

8. Balance Sheets as of June 30, 2010, December 31, 2009 and 2008;

9. Statements of Income and Comprehensive Income for the six months ended June 30, 2010 and for years ended December 31, 2009 and 2008;

10. Statements of Shareholders’ Equity for the six months ended June 30, 2010 and for years ended December 31, 2009 and 2008;

11. Statements of Cash Flows for the six months ended June 30, 2010 and for years ended December 31, 2009 and 2008;

12. Notes to Financial Statements;

Financial Statements of Dragon International Resources Group Co., Limited

The following audited unconsolidated financial statements of Dragon International Resources Group Co., Limited prepared in accordance with United States generally accepted accounting principles and stated in United States dollars are included herein:

1. Report of Independent Registered Public Accounting Firm dated April 11, 2011;

2. Balance Sheets as of December 31, 2010;

3. Statement of Income and Comprehensive Income for the Period from Date of Incorporation, October 5, 2010 to December 31, 2010;

4. Statements of Stockholder’s Equity for the Period from Date of Incorporation, October 5, 2010 to December 31, 2010;

5. Statement of Cash Flows for the Period from Date of Incorporation, October 5, 2010 to December 31, 2010;

6. Notes to Financial Statements;

The following unaudited consolidated financial statements of Dragon International Resources Group Co., Limited prepared in accordance with United States generally accepted accounting principles and stated in United States dollars are included herein:

1. Consolidated Balance Sheets as of March 31, 2011 and December 31, 2010;

2. Consolidated Statements of Income and Comprehensive Income for the Three Months Ended March 31, 2011 and 2010;

3. Consolidated Statements of Stockholders’ Equity for the Three Months Ended March 31, 2011 and 2010;

4. Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2011 and 2010;

5. Notes to Consolidated Financial Statements;

Pro Forma Financial Statements

Pro forma financial statements for the year ended March 31, 2011 reflecting our acquisition of Dragon International Resources Group Co., Limited and Yongding Shangzhai Coal Mine Co., Ltd. are included herein.

Exhibits

Exhibit Number	Description
2.1	Share Exchange Agreement dated April 12, 2011 with Dragon International Resources Group. Co., Limited, its shareholders, and Yongding Shangzhai Coal Mine Co., Ltd. (incorporated by reference to an exhibit attached to our current report on Form 8-K filed on April 29, 2011)
3.1	Articles of Incorporation (incorporated by reference to an exhibit to our registration statement on Form SB-2 filed on August 7, 2007)
3.01	Notice of Alteration filed with the Ministry of Finance, BC Registry Services effective March 3, 2009 (incorporated by reference to an exhibit to our current report on Form 8-K filed on March 5, 2009)
3.02	Amended and Restated Articles of Incorporation of SGB International Holdings Inc. (incorporated by reference an exhibit to our current report on Form 8-K filed on March 5, 2009)
10.1*	Loan agreements between Yongding Shangzhai Coal Mine Co., Ltd. and Mr. Longwen Lin
10.2*	Loan agreements between Yongding Shangzhai Coal Mine Co., Ltd. and Mr. Yongle Chen
16.1	Letter from Manning Elliott LLP dated July 31, 2009 (incorporated by reference to an exhibit to our current report on Form 8-K filed on August 8, 2009)
99.1*	Audited Financial Statements of Yongding Shangzhai Coal Mine Co., Ltd. for the Years Ended December 31, 2010 and 2009 (included in Item 9.01 of this current report)
99.2*	Audited Financial Statements of Yongding Shangzhai Coal Mine Co., Ltd. for the Six Months Ended June 30, 2010 and for the Years Ended December 31, 2009 and 2008 (included in Item 9.01 of this current report)
99.3*	Audited Financial Statements of Dragon International Resources Group Co., Limited for the Period from October 5, 2010 (Date of Incorporation) to December 31, 2010 (included in Item 9.01 of this current report)
99.4*	Unaudited Consolidated Financial Statements of Dragon International Resources Group Co., Limited for the Three Months Ended March 31, 2011 and 2010 (included in Item 9.01 of this current report)
99.5*	Pro Forma Financial Statements for the Three Months Ended March 31, 2011 with respect to the Acquisition of Dragon International Resources Group Co., Limited and Yongding Shangzhai Coal Mine Co., Ltd.(included in Item 9.01 of this current report)

*filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGB INTERNATIONAL HOLDINGS, INC.

Per:	/s/ Xin Li
Xin Li
Chief Executive Officer and Director
September 13, 2011